UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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MGM Resorts International
(Name of Registrant as Specified In Its Charter)

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3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109

NOTICE OF ANNUAL MEETING TO BE HELD ON JUNE 12, 2013

Dear Fellow Stockholders:

        The Annual Meeting of Stockholders of MGM Resorts International, a Delaware corporation, will be held in the Terry Fator Theatre at the The Mirage, located at 3400 Las Vegas Boulevard South, Las Vegas, Nevada 89109, on June 12, 2013, at 10:00 a.m. Pacific Time, for the following purposes:

  1.
  to elect a Board of Directors;

  2.
  to ratify the selection of the independent registered public accounting firm for the year ending December 31, 2013;

  3.
  to approve, on an advisory basis, the compensation of our named executive officers; and

  4.
  to re-approve the material terms of the performance goals under the Amended and Restated 2005 Omnibus Incentive Plan.

        In addition, we will consider the transaction of any other business as may properly come before the meeting or any adjournments thereof.

        Stockholders of record at the close of business on April 17, 2013 are entitled to notice of, and to vote at, the Annual Meeting. A complete list of such stockholders will be available for examination by any stockholder during ordinary business hours at our executive offices, located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for a period of 10 days prior to the date of the Annual Meeting. Stockholders are requested to arrive at the Annual Meeting on time and, with respect to stockholders whose shares are held in "street name" by a broker, provide evidence of stock ownership. There will be no admittance once the Annual Meeting has begun.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

                      By Order of the Board of Directors,

                      James J. Murren
                       Chairman of the Board,
                      Chief Executive Officer & President

April 30, 2013

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD OR
SUBMIT YOUR PROXY USING THE INTERNET OR TELEPHONE.
Use of the enclosed envelope requires no postage for mailing in the United States.

PROXY STATEMENT—APRIL 30, 2013

2013 ANNUAL MEETING OF STOCKHOLDERS

        The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by, and this solicitation is made on behalf of, the Board of Directors of MGM Resorts International (the "Board") in connection with the Annual Meeting of Stockholders of MGM Resorts International (the "Annual Meeting") to be held at the following date, time and place, and at any postponements or adjournments thereof:

June 12, 2013
10:00 a.m. Pacific Time

Terry Fator Theatre
The Mirage
3400 Las Vegas Boulevard South
Las Vegas, Nevada 89109

        MGM Resorts International, together with its subsidiaries, is referred to herein as the "Company," "we" or "us," unless the context indicates otherwise. Matters to be considered and acted upon at the Annual Meeting are set forth in the Notice of Annual Meeting accompanying this Proxy Statement and are more fully outlined herein. On or about April 30, 2013, we will mail and/or make available this Proxy Statement and the enclosed proxy to each stockholder entitled to vote at the Annual Meeting. Stockholders are requested to arrive at the Annual Meeting on time, as there will be no admittance once the Annual Meeting has begun. Our Annual Report to Stockholders for the year ended December 31, 2012 accompanies this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 12, 2013. The Proxy Statement, Proxy Card and Annual Report are available for review online at www.proxyvote.com.

 Voting Rights and Outstanding Shares

        Only record holders of our common stock, $.01 par value per share ("Common Stock"), as of April 17, 2013 will be entitled to vote at the Annual Meeting. Our authorized capital stock currently consists of 1,000,000,000 shares of Common Stock. At the close of business on April 17, 2013, there were 489,384,166 shares of Common Stock outstanding and entitled to vote. Each stockholder of record is entitled to one vote for each share held on that date on all matters that may properly come before the Annual Meeting.

        You may vote by attending the Annual Meeting in person, by completing and returning a proxy by mail or by using the internet or telephone. To submit your proxy by mail, mark your vote on the enclosed proxy card (the "Proxy Card"), then follow the instructions on the card. To submit your proxy using the internet or by telephone, see the instructions on the Notice of Internet Availability or Proxy Card and have the Notice of Internet Availability or Proxy Card available when you access the internet website or place your telephone call. You may vote by internet or telephone until 8:59 p.m., Pacific Time, on June 11, 2013. If you are a stockholder of record and wish to vote in person at the Annual Meeting, you may do so. If you are the beneficial owner of shares held in "street name" by a broker and wish to vote in person at the Annual Meeting, you must obtain a proxy from the bank, brokerage or other institution holding your shares and bring such proxy with you to hand in with your ballot.

        All shares of Common Stock represented by properly submitted proxies will be voted at the Annual Meeting in accordance with the directions on the proxies, unless such proxies have previously been revoked. If you are a stockholder of record and submit proxies with no voting direction indicated, the shares will be voted as the Board recommends, which is as follows:

  •
  FOR the election of each of the nominees to the Board listed in this proxy statement (Proposal 1);

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2);

  •
  FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3); and

  •
  FOR the re-approval of the material terms of the performance goals under the Amended and Restated 2005 Omnibus Incentive Plan (Proposal 4).

        By returning a signed Proxy Card by mail or by duly submitting a proxy by internet or telephone, you will confer discretionary authority on the named proxies to vote on any other business that properly comes before the meeting or any adjournment or postponement thereof for which discretionary authority is permitted. The persons named as proxies or their substitutes will vote or act in their discretion with respect to such other matters. Any such matters shall be determined by a majority vote of the stockholders present in person or represented by proxy.

Quorum and Votes Required

        The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

        If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the New York Stock Exchange (the "NYSE"), certain matters submitted to a vote of stockholders are considered by the NYSE to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting. The ratification of the selection of the independent registered public accounting firm as our independent auditor for 2013 is considered the only routine matter for which brokerage firms may vote shares for which they have not received instructions. The remaining matters are considered to be "non-routine," and brokerage firms that have not received instructions from their customers do not have discretion to vote on these matters.

        The below table summarizes the voting requirements to elect directors and to approve each of the proposals in this Proxy Statement:

	Proposal	Vote Required	Broker Discretionary Voting Allowed
1.	Election of directors	Plurality of votes cast	No
2.	Ratification of Deloitte & Touche LLP	Majority of shares represented at meeting in person or by proxy and entitled to vote	Yes
3.	Approval of executive compensation on an advisory basis	Majority of shares represented at meeting in person or by proxy and entitled to vote	No
4.	Re-approval of the material terms of the performance goals under the Amended and Restated 2005 Omnibus Incentive Plan	Majority of shares represented at meeting in person or by proxy and entitled to vote	No

        A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect. There is no cumulative voting in the election of directors. With respect to Proposal 2, Proposal 3 and Proposal 4, a properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted, and accordingly, an abstention will have the same effect as a vote cast against each of these proposals. Broker non-votes are not counted as votes cast and will therefore have no effect on the outcome of the vote on a proposal.

How to Revoke or Change Your Vote

        Any proxy may be changed or revoked at any time prior to the Annual Meeting by submitting a new proxy with a later date, by a later telephone or internet vote (subject to the telephone or internet voting deadline), by voting in person at the Annual Meeting or by submitting a revocation in writing. Written revocations must be directed to: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; and they must be received by the Corporate Secretary no later than 5:00 p.m., Pacific Time, on June 11, 2013.

How the Votes Will be Counted and Who Will Certify the Results

        A representative of Broadridge Financial Solutions, Inc. ("Broadridge") will act as the independent Inspector of Elections and will count the votes, determine whether a quorum is present, evaluate the validity of proxies and ballots, and certify the results. The final voting results will be reported by us on a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Costs of Solicitation

        Your proxy is being solicited by the Board on behalf of the Company and, as such, we will pay the costs of soliciting proxies. Proxies may be solicited on behalf of the Company by our directors, officers, employees or agents in person or by telephone, facsimile or other electronic means. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Stock. We have not retained an outside proxy solicitation firm to assist us with the solicitation of proxies.

 Copies of Proxy Materials

        As permitted by the Securities and Exchange Commission (the "SEC"), we are furnishing to stockholders our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report primarily over the internet. On or about April 25, 2013, we will mail to each of our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet, and how to access the Proxy Card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.

        Stockholders of Record.    If your shares are registered in your own name, you may request paper copies of the proxy materials by following the instructions contained in the notice. Stockholders who have already made a permanent election to receive paper copies of the proxy materials will receive a full set of the proxy documents in the mail.

        Beneficial Stockholders.    If your shares are not registered in your name, you should receive written instructions on how to request paper copies of the proxy materials from your bank or broker. We recommend that you contact your bank or broker if you do not receive these instructions.

Delivery to a Single Household to Reduce Duplicate Mailings

        Many stockholders hold shares of Common Stock in multiple accounts, which may result in duplicate mailings of the Notice of Internet Availability (or proxy materials) to stockholders who share the same address. Stockholders can avoid receiving duplicate mailings and save us the cost of producing and mailing duplicate documents as follows:

        Stockholders of Record.    If your shares are registered in your own name and you are interested in consenting to the delivery of a single Notice of Internet Availability (or copy of proxy materials other than proxy cards), go directly to the website at www.proxyvote.com and follow the instructions therein.

        Beneficial Stockholders.    If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single Notice of Internet Availability (or copy of proxy materials other than proxy cards) if there are other stockholders who share an address with you. If you currently receive more than one copy of proxy materials at your household and would like to receive only one copy in the future, you should contact your nominee.

        Right to Request Separate Copies.    If you consent to the delivery of a single Notice of Internet Availability (or copy of proxy materials) but later decide that you would prefer to receive a separate Notice of Internet Availability (or copy of proxy materials) for each account at your address, then please notify us (at the following address: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications), or your nominee, as applicable, and we or your nominee will promptly deliver such additional proxy materials. If you wish to receive a separate copy of the proxy materials for each account at your address in the future, you may contact Broadridge by calling toll-free 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood NY, 11717.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board has adopted corporate governance guidelines (the "Corporate Governance Guidelines") setting forth the general principles governing the conduct of our business and the role, functions, duties and responsibilities of the Board, including, but not limited to, such matters as (i) Board composition and membership criteria, (ii) compensation, (iii) director orientation and continuing education, (iv) Board committees, (v) Board leadership, (vi) director access to officers, employees and independent advisors, (vii) management succession, (viii) annual performance evaluations of the Board and its committees and (ix) conflicts of interest and recusal. We believe that these guidelines are in compliance with the applicable listing standards adopted by the NYSE. The Corporate Governance Guidelines are posted and maintained on our website at www.mgmresorts.com/corporategovernance under the caption "Corporate Governance Guidelines," and a copy will be made available to any stockholder who requests it in writing to: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications.

Code of Conduct

        The Board has adopted a Code of Business Conduct and Ethics and Conflict of Interest Policy (the "Code of Conduct") that applies to all of our directors, officers and employees, including our chief executive officer, chief financial officer and chief accounting officer. The Code of Conduct also applies to all applicable contractors and other agents performing services for or conducting work on our behalf. The Code of Conduct establishes policies and procedures that the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Code of Conduct is posted on our website at www.mgmresorts.com/codeofconduct under the caption "Code of Business Conduct and Ethics and Conflict of Interest Policy." A summary of amendments and waivers to the Code of Conduct, if any, is also posted at the same website location under the general heading "Governance Documents." The Code of Conduct is made available to all of our employees in various formats. It is specifically provided to new directors, officers and key employees and is distributed annually to all of our directors, officers and key employees, each of whom is required to acknowledge its receipt and his or her understanding thereof and agreement to adhere to the principles contained therein. Additionally, we will provide a copy of the Code of Conduct, free of charge, to any stockholder who requests it in writing to: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications.

Director Independence

        For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationships with the Company. The Board has established guidelines to assist in determining director independence, which meet and in some respects exceed the independence requirements established by the NYSE's listing standards. Using these guidelines, which are set forth in Section II of our Corporate Governance Guidelines, and considering information provided by each director and all facts and circumstances the Board deemed relevant, the Board has determined that Mr. Bible, Mr. Cohen, Mr. Davis, Ms. Herman, Mr. Hernandez, Mr. Mandekic, Ms. McKinney-James, Mr. Spierkel and Mr. Taylor, who constitute a majority of the Board, are independent under the rules of the NYSE. Mr. Wolzinger, who ceased to be a director on June 12, 2012, was also determined by the Board to be independent under the rules of the NYSE during his service in 2012. Mr. Grounds, who was appointed to the Board pursuant to contractual right as discussed further below, is not independent.

        All members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must be independent directors as defined in the Corporate Governance

Guidelines. For the purposes of determining whether a director who is a member of the Audit Committee is independent, the Board applies additional independence standards, including those of the SEC set forth in Rule 10A-3 of the Exchange Act, and the corporate governance rules of the NYSE applicable to audit committee composition. The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are independent and satisfy the relevant Company, NYSE and SEC additional requirements for the members of such committees.

Director Stock Ownership Guidelines

        We recognize the importance of aligning our Board's interests with those of our shareholders. As a result, the Board has established stock ownership guidelines for all of our directors. Under these guidelines, each director is expected to accumulate, by December 31, 2017 (or, if later, by December 31 of the fifth year following the year becoming a director), Company stock having a fair market value equal to five times such director's annual base cash retainer from time to time. For purposes of these guidelines, shares held in trust or retirement accounts and restricted stock units ("RSUs")—but not stock appreciation rights ("SARs") or performance share units—count toward the ownership requirement. Each director is expected to retain 50% of the net after-tax shares received upon vesting and exercise of equity incentive awards granted after April 2012 until the requirement is satisfied. In 2012, we adopted a deferred compensation plan for non-employee directors pursuant to which directors may elect to accumulate RSUs received as equity compensation on a tax-deferred basis, in which case the pre-tax number of shares count toward the ownership guidelines. The Board also adopted stock ownership guidelines for executive officers, which are described in "Compensation Discussion & Analysis—Executive Summary".

Information Regarding the Board and Board Committees

        During 2012, the Board consisted of 11 directors until June 12, 2012, when Mr. Wolzinger ceased to be a director, at which time the size of the Board was decreased to 10 directors. The size of the Board was subsequently increased to 11 directors on February 8, 2013, when Mr. Grounds joined the Board, and to 12 directors on April 9, 2013, when Mr. Spierkel joined the Board. In 2012, the Board met 13 times and had four Committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Corporate Social Responsibility Committee.

        During 2012, each member of the Board attended at least 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by the committees on which he or she served. Directors are expected to attend each annual meeting of stockholders, and all members of the Board attended last year's annual meeting. Mr. Mandekic is a member of our Compensation Committee and Corporate Social Responsibility Committee, and Mr. Taylor is a member of our Compensation Committee and Nominating/Corporate Governance Committee. Mr. Mandekic and Mr. Taylor are also employees of Tracinda Corporation ("Tracinda"), a private investment corporation which owned approximately 18.6% of our common stock as of April 16, 2013.

        The table below provides membership and 2012 meeting information for the Board Committees.

Committee Membership
Director	Audit	Compensation		Nominating/ Corporate Governance	Corporate Social Responsibility

Robert H. Baldwin
William A. Bible	X			C
Burton M. Cohen	X			X
Willie D. Davis		X		X
William W. Grounds(1)
Alexis M. Herman	X				C
Roland Hernandez(LID)	C				X
Anthony Mandekic		X	(2)		X
Rose McKinney-James		X			X
James J. Murren
Gregory M. Spierkel(3)	X	X
Daniel J. Taylor		C	(4)	X
Melvin B. Wolzinger(5)		X			X

Total Number of Meetings in 2012	12	14		9	6
C
Committee Chair

X
Committee Member

LID
Lead Independent Director

(1)
Joined the Board on February 8, 2013

(2)
Served as Chair of Compensation Committee until June 12, 2012

(3)
Joined the Board on April 9, 2013

(4)
Became Chair of Compensation Committee effective June 12, 2012

(5)
Ceased to be a director on June 12, 2012

Audit Committee

        The Audit Committee's responsibilities are described in a written charter adopted by the Board. The charter is posted on our website at www.mgmresorts.com/corporategovernance under the caption "Audit Committee Charter," and a copy will be made available, free of charge, to any stockholder who requests it in writing to: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications.

        The Audit Committee is responsible for providing independent, objective oversight of our financial reporting system. Among its various activities, the Audit Committee reviews (1) the adequacy of our internal controls and financial reporting process and the reliability of our financial statements; (2) the independence and performance of our internal auditors and independent registered public accounting firm; and (3) our compliance with legal and regulatory requirements.

        The Audit Committee also prepares the report that is required to be included in the Proxy Statement. In addition, the Audit Committee appoints the independent registered public accounting firm; reviews with such firm the plan, scope and results of the audit, and the fees for the services performed; and periodically reviews such firm's performance and independence from management.

        Under written guidelines adopted by the Board in connection with our Code of Conduct, the Audit Committee, or its designated member, is required to review reports of potential conflicts of interest involving our directors and executive officers. With respect to such reports, it is the Audit Committee's responsibility to determine whether a conflict exists and whether or not to waive the conflict. In determining whether a conflict of interest exists, the Audit Committee considers the materiality of the relationship between the third party and the Company pursuant to standards set forth in written guidelines. In determining whether a conflict of interest should be waived, the Audit Committee considers the effectiveness of any safeguards that may be implemented, the feasibility of the individual's recusal in matters that affect the Company and the third party, and the materiality of lost services for the Company that may result from the recusal.

        The Audit Committee meets regularly in open sessions with our management, independent registered public accounting firm and internal auditors. In addition, the Audit Committee meets regularly in closed executive sessions with our management, independent registered public accounting firm and internal auditors, and reports its findings to the Board. A member of the Audit Committee is designated to serve as liaison to our Compliance Committee; in 2012, Mr. Bible was the designee.

        The Board has determined that all members of the Audit Committee meet the current independence and experience requirements of the NYSE's listing standards and that all members qualify as "financially literate" and "audit committee financial experts," as defined in the NYSE's listing standards and the SEC's regulations.

Compensation Committee

        The Compensation Committee operates under a written charter adopted by the Board. The charter is posted on our website at www.mgmresorts.com/corporate governance under the caption "Compensation Committee Charter," and a copy will be made available, free of charge, to any stockholder who requests it in writing to: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications.

        The primary function of the Compensation Committee is to ensure that the compensation program for our executives (i) is effective in attracting and retaining key officers, (ii) links pay to business strategy and performance, and (iii) is administered in a fair and equitable fashion in the stockholders' interests. Among other things, the Compensation Committee recommends the executive compensation policy to the Board, determines compensation of our executive officers, determines the performance criteria and bonuses to be granted pursuant to our Amended and Restated Annual Performance- Based Incentive Plan for Executive Officers (the "Management Incentive Plan") and administers and approves the granting of share-based awards under our Amended and Restated 2005 Omnibus Incentive Plan (the "Equity Plan"). The Compensation Committee's authority and oversight extends to total compensation, including base salaries, bonuses, share-based awards, and other forms of compensation. See "Executive Compensation—Compensation Discussion and Analysis" below.

        The Compensation Committee also prepares the annual Compensation Committee report appearing in our Proxy Statement. In addition, the Compensation Committee reviews and discusses with management the proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in our Proxy Statement.

        The Compensation Committee has considered and evaluated risks associated with our compensation programs, including the implementation and management thereof. Additionally, the Compensation Committee has discussed risk management practices with the entire Board, as well as the Audit Committee and certain of our executive officers.

 Compensation Committee Interlocks and Insider Participation

        During 2012 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee of the Company or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company's Compensation Committee or Board.

Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board. The charter is posted on our website at www.mgmresorts.com/corporategovernance under the caption "Nominating/Corporate Governance Committee Charter," and a copy will be made available, free of charge, to any stockholder who requests it in writing to: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications.

        The Nominating/Corporate Governance Committee's responsibilities include the selection of director nominees to be recommended to the Board and the development and review of the Corporate Governance Guidelines. Among other things, the Nominating/Corporate Governance Committee also (i) develops and makes recommendations to the Board for specific criteria for selecting directors, (ii) reviews and makes recommendations to the Board with respect to membership on committees of the Board, other than the Nominating/Corporate Governance Committee, (iii) develops, reassesses and makes recommendations to the Board with respect to succession plans of the Chief Executive Officer and our other key executive officers, (iv) oversees the annual self-evaluations of the Board, and (v) oversees the orientation program for new directors and continuing education for directors.

        In determining the criteria for Board membership, the Nominating/Corporate Governance Committee considers the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time, including, among other things, the following experience and personal attributes: leadership abilities; financial acumen; general and special business experience and expertise; industry knowledge; high ethical standards; independence; sound judgment; interpersonal skills; and overall effectiveness.

        The Nominating/Corporate Governance Committee may receive recommendations for Board candidates from various sources, including our stockholders. In addition, the Nominating/Corporate Governance Committee may engage an independent executive search firm to assist in identifying qualified candidates. The Nominating/Corporate Governance Committee will review all recommended candidates in the same manner regardless of the source of the recommendation. Recommendations from stockholders should be in writing and addressed to: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications, and must include the proposed candidate's name, address, age and qualifications together with the information required under federal securities laws and regulations. Such communication must be received in a timely manner and in accordance with our Amended and Restated Bylaws, and must include the recommending stockholder's name, address, number of shares of Common Stock beneficially owned, and the length of time such shares have been held. See "Notice Concerning Stockholder Proposals and Nominations" below.

Corporate Social Responsibility Committee

        The Corporate Social Responsibility Committee operates under a written charter adopted by the Board. The charter is posted on our website at www.mgmresorts.com/corporate governance under the caption "Corporate Social Responsibility Committee Charter," and a copy will be made available, free of charge, to any stockholder who requests it in writing to: Corporate Secretary, MGM Resorts

International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications.

        The Corporate Social Responsibility Committee assists the Board in guiding our comprehensive corporate social responsibility initiatives. These initiatives reflect strategic business imperatives and our core belief that we should be a responsible corporate citizen in our policies and business practices, including in the crucial areas of diversity and inclusion, philanthropy and community investment, and environmental sustainability. Fostering equal opportunity, support of the economically disadvantaged, volunteerism, community service and environmental preservation are essential components of our corporate responsibility creed.

        The primary goals of our diversity and inclusion initiative include effective integration of diversity strategies into our major business functions and operations and promotion of an inclusive work environment and culture that are compatible with and respectful of the diversity of our employees, customers and business invitees, and that maximize employee engagement in accomplishment of our mission and business objectives. The primary goal of our philanthropy initiative is to provide support—through financial contributions, in-kind donations, volunteer service, participation in local civic organizations and community collaboration—to institutions, organizations and good works that enhance the sustainability of the host communities in which we principally operate. The primary goal of our environmental sustainability initiative—the "Green Advantage"—is to reduce the impacts of our business on our natural environment. The premise of our Green Advantage is that environmentally responsible actions by us benefit our planet now and for the future, and result in more efficient operations, lower costs, and enhanced value.

Board Leadership Structure

        Our Corporate Governance Guidelines provide that the roles of Chairman of the Board and Chief Executive Officer may be filled by the same or different individuals, which gives the Board the flexibility to determine whether these roles should be combined or separated based on the Company's circumstances and needs at any given time. The Board has no formal policy regarding whether to combine or separate the position of Chairman and Chief Executive Officer, but generally believes that such decisions should be made in the context of succession planning. Currently, our Chief Executive Officer, Mr. Murren, also serves as the Chairman of the Board. The Board believes that the Company and its stockholders are best served by having Mr. Murren act in both positions, as he is most familiar with our business and the challenges of the current business environment. Additionally, his experience and expertise make him best suited to set agendas (in consultation with the Lead Independent Director) for, and lead discussions of, strategic matters affecting us at this time. Further, our Corporate Governance Guidelines, policies and practices, combined with the strength of our independent directors and the role of the Lead Independent Director (discussed below), minimize any potential conflicts that may result from combining the roles of Chief Executive Officer and Chairman of the Board.

        Mr. Hernandez is our Lead Independent Director. Among other things, the Lead Independent Director is responsible for convening, chairing and setting the agenda for non-management executive sessions, acting as a liaison between directors and management, consulting with the Chief Executive Officer and Chairman of the Board regarding the agenda of Board meetings and, on behalf of and at the discretion of the Board, meeting with stockholders and speaking on behalf of the Board in circumstances where it is appropriate for the Board to have a voice distinct from that of management. The Board has established a process for stockholders and other interested parties to communicate with the Lead Independent Director, which is set forth in "Stockholder and Interested Parties Communications with Directors" below.

        The non-management and independent directors meet in regularly scheduled executive sessions without management present and have the opportunity to convene in executive session at every meeting of the Board in their discretion. Executive sessions of the non-management directors are chaired by the Lead Independent Director, who is elected by and serves at the pleasure of the independent members of the Board. The Lead Independent Director is responsible for convening executive sessions and setting the agenda. Upon reasonable notice to the other directors, any non-management or independent director may convene an executive session. In addition to the foregoing executive sessions, the independent directors meet at least once every year in an independent director executive session without management or non-independent, non-management directors present and have the opportunity to convene in such an independent director executive session at any meeting of the Board in their discretion, or at any regularly scheduled independent director executive session, which independent director executive sessions may be convened by either the Lead Independent Director or, upon reasonable notice, any independent director.

Director Emeritus Designation

        The Board has adopted a policy in its Corporate Governance Guidelines for the designation of "Director Emeritus" in exceptional circumstances to recognize contributions of an unusually valuable nature to the Company by a former director. A Director Emeritus may be invited by the Board in its discretion to attend Board or committee meetings and may be asked to provide advice and counsel to the Board and members of our senior management team. However, a Director Emeritus may not vote on any business coming before the Board, nor is he or she counted as a member of the Board for the purpose of determining a quorum or for any other purpose. While the Board may determine to compensate a Director Emeritus for his or her advisory and consulting services and a Director Emeritus may be reimbursed for reasonable expenses incurred to attend Board and committee meetings, a Director Emeritus is not compensated for attendance at such meetings. A Director Emeritus is not a member of the Board or a "director" as that term is used in our Amended and Restated Bylaws, this Proxy Statement or otherwise.

        In June 2011, the Board designated Kirk Kerkorian, the founder of the Company, a member of our Board from 1987 to 2011, and an investor in the Las Vegas hotel and casino industry for over 50 years, as Director Emeritus. In June 2012, the Board designated Melvin B. Wolzinger, a member of our Board from 2000 to June 12, 2012, a pioneer in the gaming and hospitality industry and a prominent community leader, as Director Emeritus and Goodwill Ambassador. As Goodwill Ambassador, Mr. Wolzinger expects to be actively engaged in our philanthropy, community and employee events.

Director Continuing Education

        We are committed to ensuring that our directors remain informed with respect to best practices in corporate governance. Each Director is afforded the opportunity to meet with members of our senior management, visit our facilities and consult with independent advisors as necessary or appropriate. Directors are expected to undertake continuing education to properly perform their duties.

Risk Oversight

        Our Board has overall responsibility for overseeing the management of the most significant risks facing the Company. As part of its decision-making processes and meetings, our Board engages in regular discussions regarding risk related to the enterprise and management, focusing particularly on the areas of financial risk, regulatory and compliance risk and operational and strategic risk. Our management's assessment of material risks facing the Company are presented by our officers and our legal counsel to the Board at our regularly scheduled Board meetings for the Board's discussion and consideration in its oversight of the Company. When necessary, our Board convenes for special meetings to discuss important decisions facing the Company. The Board considers short-term and long-term risks when providing direction to the Company in connection with these important decisions, and risk planning is a central part of the calculus in all of the Board's decision making.

        While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also share in such responsibility. As part of their delegated areas of responsibility, each of the Board committees reviews and discusses in more detail specific risk topics under its area of responsibility consistent with its charter and such other responsibilities as may be delegated to them by the Board from time to time. In particular, the Audit Committee focuses on significant risk exposures faced by the Company, including general business risk, financial risk, internal controls, regulatory and compliance matters, and material litigation and potential disputes, and assesses the steps and processes management has implemented to monitor, control and/or minimize such exposures. In addition, the Compensation Committee reviews at least annually our compensation policies and practices for executives, management employees and employees generally as they relate to our risk management practices, including the incentives established for risk-taking and the manner in which risks arising out of our compensation policies and practices are monitored and mitigated and any adjustments of compensation policies and practices that should be made to address changes in our risk profile. The Nominating/Corporate Governance Committee has the responsibility to review our corporate governance practices, including Board composition and succession planning, and regularly assess our preparation to address risks related to these areas as well as the other areas under its responsibility.

Board Diversity

        The Nominating/Corporate Governance Committee considers diversity when assessing the appropriateness of Board membership. Though diversity is not defined in the Corporate Governance Guidelines or in the Nominating/Corporate Governance Committee's charter, each of which can be found under their respective captions at www.mgmresorts.com/corporate governance, diversity is broadly interpreted by the Board to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. We believe that our commitment to diversity is demonstrated by the current membership of our Board and the varied backgrounds and skill sets of our directors.

Stockholder Agreements

        In August 2007, we entered into a Company Stock Purchase and Support Agreement, as amended in October 2007, with Infinity World Investments LLC, a Nevada limited liability company ("Infinity World") and an indirect wholly owned subsidiary of Dubai World, a Dubai, United Arab Emirates government decree entity ("Dubai World").

        The agreement provides that, as long as Infinity World and its affiliates (collectively, the "Infinity World group") beneficially own at least 5% of our outstanding Common Stock, whenever we propose to sell shares of our Common Stock or other securities of the Company exercisable for or convertible into Common Stock (except for shares or other securities issued under an employee benefit plan), we will grant a preemptive right (which may be transferred to an affiliate of Infinity World) to acquire that number of shares needed to maintain the percentage ownership of the Infinity World group as calculated at the time we propose to sell shares. In addition, under the agreement, Infinity World has agreed that the Infinity World group will not acquire beneficial ownership of more than 20% of our outstanding shares, subject to certain exceptions.

        The agreement also provides that as long as the Infinity World group owns at least 5% of our outstanding Common Stock and the joint venture agreement contemplated under the agreement has not been terminated, Infinity World will have the right, subject to applicable regulatory approvals, to designate one nominee for election to our Board. If the Infinity World group beneficially owns at least

12% of our outstanding Common Stock, then Infinity World will have the right to designate a number of nominees for election to our Board equal to the product (rounded down to the nearest whole number) of (1) the percentage of outstanding shares owned by the Infinity World group multiplied by (2) the total number of directors then authorized to serve on our Board. Based upon a Schedule 13D/A filed on January 31, 2013 with the SEC by the Infinity World group, it owned 26,048,738 shares of our Common Stock, or approximately 5.3% of the outstanding shares as of April 16, 2013.

        On February 8, 2013, after consideration by the Nominating/Corporate Governance Committee, the Board appointed William W. Grounds to the Board in connection with the nomination of Mr. Grounds by Infinity World pursuant to the Stock Purchase and Support Agreement. Infinity World has agreed to advance legal and other expenses incurred by Mr. Grounds in connection with civil litigation or other claims arising from his service on the Board to the extent that the Company does not advance such expenses. Mr. Grounds will not receive any compensation for serving as a director, although he will receive reimbursement for reasonable expenses incurred in attending Board meetings.

        In August 2007, Infinity World also entered into a Stockholder Support Agreement with Tracinda. Under this agreement, Tracinda has agreed to vote its shares of our Common Stock in favor of Infinity World's nominee(s) to the Board, subject to applicable regulatory approvals.

Stockholder and Interested Parties Communications with Directors

        The Board has established a process for stockholders and other interested parties to communicate with members of the Board, the non-management directors as a group and the Lead Independent Director. All such communications should be in writing and should be addressed to the Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications. All inquiries are reviewed by the Corporate Secretary, who forwards to the Board, the non-management directors or the Lead Independent Director, as applicable, a summary of all such correspondence and copies of all communications that he determines are appropriate and consistent with our operations and policies. Matters relevant to our other departments are directed to such departments with appropriate follow-up to ensure that appropriate inquiries are responded to in a timely manner. Matters relating to accounting, auditing and/or internal controls are referred to the Chair of the Audit Committee and included in the report to the Board, together with a report of any action taken to address the matter. The Board or the Audit Committee, as the case may be, may direct such further action deemed necessary or appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file reports of ownership and changes of ownership with the SEC. The reporting officers, directors and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file. Based solely upon a review of these filings and written representations from such directors and officers, we believe that all required Section 16(a) reports were timely filed during the fiscal year ended December 31, 2012, except that one Form 4 for Mr. Selwood was filed late on October 11, 2012, and one Form 4 for Mr. Taylor was filed late on January 31, 2013.

DIRECTOR COMPENSATION

2012 Director Compensation

        Board members who are employees of the Company do not receive compensation for their service on the Board. Board members (i) who are nominated to the Board pursuant to a contractual right or agreement, (ii) who are an officer or employee of, or a person who performs responsibilities of a similar nature for, the nominating entity or person, as the case may be, or an affiliate thereof, and (iii) who are determined not to be independent because of conflicting interests between the Company and the nominating entity or person or its affiliates, receive no compensation for their service on the Board. Each director who is not an employee of the Company receives reimbursement of all reasonable expenses incurred in attending meetings of the Board and any committees on which he or she serves.

        The following table sets forth information regarding independent director compensation for 2012. Mr. Grounds, who joined our Board on February 8, 2013, is a contractually appointed non-independent director and therefore does not receive compensation for serving on our Board. Mr. Spierkel joined our Board on April 9, 2013, and therefore was paid no compensation in 2012.

Name	Fees Earned or Paid in Cash		Stock Awards(A)		All Other Compensation (B)	Total

William A. Bible	$130,000		$140,000	(C)	$2,240	$272,240
Burton M. Cohen	110,000		140,000	(C)	1,656	251,656
Willie D. Davis	110,000		140,000	(C)	8,400	258,400
Alexis M. Herman	120,000		140,000		14,000	274,000
Roland Hernandez	180,000		140,000		8,400	328,400
Anthony Mandekic	117,500		140,000	(C)	2,800	260,300
Rose McKinney-James	115,000		140,000	(C)	14,000	269,000
Daniel J. Taylor	115,000	(C)	140,000	(C)	14,000	269,000
Melvin B. Wolzinger(D)	82,500		—		11,200	93,700

(A)
The amount reflected in the column is the grant date fair value of 2012 awards, computed in accordance with FASB ASC 718. Each non-management director received a grant of 12,963 RSUs in June 2012, which vest upon the earlier of (i) June 15, 2013 or (ii) the date of our 2013 annual meeting of stockholders, which is scheduled for June 12, 2013.

(B)
The Board has adopted a Facility Use Policy applicable to non-employee directors. The amounts in this column represent the value of M life express comps issued to the non-management directors under our Facility Use Policy. See "Non-Management Director Use of Company Facilities."

(C)
All or a portion of these amounts was deferred pursuant to the Company's Deferred Compensation Plan for Non-Employee Directors.

(D)
Mr. Wolzinger ceased to be a director as of June 12, 2012.

Independent Director Compensation Structure

        Independent directors receive the following, payable in equal quarterly installments: an annual retainer, an annual fee for service on a Board committee (with a limit of two committees) and, as applicable, an annual fee for service as a Board committee chair, an annual fee for service as Lead Independent Director and an annual fee for service as liaison to the compliance committee of the

Company. Independent directors also receive an annual equity incentive award. For 2012, independent director cash compensation was structured as follows:

Annual Retainer	$70,000
Additional Annual Retainer for Lead Independent Director	$60,000
Additional Annual Retainer for Committee Service	$20,000 per committee, not to exceed $40,000 total per director
Additional Annual Retainer for Committee Chairs	$10,000
Additional Annual Retainer for Liaison to Compliance Committee	$10,000
Per-Meeting Fees	None

        Directors are reimbursed for expenses to attend Board and committee meetings. In 2012, Ms. McKinney-James received an annual retainer of $5,000 for serving on the board of directors of MGM Grand Detroit, LLC.

        Each independent director received a grant of 12,963 RSUs in June 2012, as further described in "2012 Director Compensation" above. Currently, the target value of the annual equity award to independent directors is $140,000.

Non-Management Director Use of Company Facilities

        We have a Policy Concerning Non-Management Director Use of Company Facilities (the "Facility Use Policy"). To permit directors to experience our facilities and to better prepare themselves to provide guidance to us on matters related to product differentiation and resort operations, each year, following the election of the Board at the annual meeting of shareholders, each director is offered a certain amount of M life express comps to be utilized at our resort facilities. As each director may have different schedule constraints resulting in varying frequencies of visits to our facilities, directors may request to receive a lesser number of M life express comps to suit their anticipated annual visitation. To the extent required by applicable law or Internal Revenue Service regulations, the fair value of M life express comps awarded to each director, as such value is established by us from time to time, will be reported as income to the director on Form 1099. Each director is responsible for paying any applicable income taxes on these amounts based on his or her personal income tax return.

PRINCIPAL STOCKHOLDERS

        The table below shows the number of shares of our common stock beneficially owned as of the close of business on April 16, 2013 by each of our directors and Named Executives, as well as the number of shares beneficially owned by all of our directors and executive officers as a group.

Name(1)	Common Shares		Options/SARs/RSUs Exercisable or Vesting Within 60 Days	Total Shares Beneficially Owned(2)	Percent of Class

Robert H. Baldwin	44,996		731,250	776,246	*
William A. Bible	—		52,963	52,963	*
Burton M. Cohen	14,697		52,963	67,660	*
Daniel J. D'Arrigo	21,282		161,000	182,282	*
Willie D. Davis	32,646		102,963	135,609	*
William W. Grounds	—		—	—	*
Alexis M. Herman	1,800		102,963	104,763	*
Roland Hernandez	3,000		102,963	105,963	*
William J. Hornbuckle, IV	43,981		271,875	315,856	*
Anthony Mandekic	2,000		92,963	94,963	*
Rose McKinney-James	980		87,963	88,943	*
James J. Murren	186,004	(3)	1,884,375	2,070,379	*
Corey I. Sanders	26,214		408,125	434,339	*
Gregory M. Spierkel	—		—	—	*
Daniel J. Taylor	7,649	(4)	112,963	120,612	*
All directors and executive officers as a group (20)	428,029		4,650,827	5,078,856	1.03%

*
Less than 1%

(1)
The address for the persons listed in this column is 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(2)
Except as otherwise indicated, and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(3)
Shares held by spousal limited access trusts.

(4)
Consists of deferred stock units under the Deferred Compensation Plan for Non-Employee Directors.

        Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, as of April 16, 2013, the only persons known by us to be the beneficial owners of more than 5% of our common stock were as follows:

Name and Address	Shares Beneficially Owned		Percent of Class

Tracinda Corporation 150 South Rodeo Drive, Suite 250 Beverly Hills, California 90212	91,173,744	(1)	18.6%
Paulson & Co. Inc. 1251 Avenue of the Americas New York, New York 10020	37,645,600	(2)	7.7%
Janus Capital Management LLC 151 Detroit Street Denver, Colorado 80206	37,445,220	(3)	7.7%
AllianceBernstein L.P. 1345 Avenue of the Americas New York, New York 10105	36,952,980	(4)	7.6%
Infinity World (Cayman) L.P. Emirates Towers, Level 47 Sheikh Zayed Road Dubai, United Arab Emirates	26,048,738	(5)	5.3%

(1)
Based upon a Schedule 13D/A filed by Tracinda Corporation with the SEC on March 14, 2013.

(2)
Based upon a Schedule 13G/A filed by Paulson & Co. Inc. with the SEC on February 14, 2013. According to this Schedule 13G/A, all of the securities are owned by various onshore and offshore investment funds and separate managed accounts, and Paulson & Co. Inc. disclaims beneficial ownership of such securities.

(3)
Based upon a Schedule 13G/A filed by Janus Capital Management LLC ("Janus") with the SEC on February 14, 2013. According to this Schedule 13G/A, (i) the reported shares include 37,330,620 shares over which Janus has sole voting power and sole dispositive power, (ii) the reported shares include 114,600 shares over which Janus has shared voting power and shared dispositive power, (iii) 2,296,579 of the reported shares are issuable upon conversion of convertible bonds, and (iv) as a result of its role as investment adviser or sub-adviser to certain managed portfolios, Janus may be deemed to be the beneficial owner of the reported shares, but Janus disclaims beneficial ownership of rights associated with the reported shares.

(4)
Based upon a Schedule 13G filed by AllianceBernstein L.P. ("AllianceBernstein") with the SEC on February 13, 2013. According to this Schedule 13G, (i) the reported shares include 30,068,503 shares over which AllianceBernstein has sole voting power, (ii) the reported shares include 36,952,980 shares over which AllianceBernstein has sole dispositive power, and (iii) the reported shares were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts.

(5)
Based upon a Schedule 13D/A filed by Infinity World (Cayman) L.P. and its affiliates with the SEC on January 31, 2013.

 TRANSACTIONS WITH RELATED PERSONS

        With respect to related person transactions covered by Item 404(a) of Regulation S-K, Company management determines whether a transaction requires review by the Audit Committee, and transactions requiring review are referred to the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the best interests of the Company, including consideration of the factors set forth in our written guidelines under our Code of Conduct for the reporting, review and approval of potential conflicts of interest: the size of the transaction or investment, the nature of the investment or transaction, the nature of the relationship between the third party and the Company, the nature of the relationship between the third party and the director or employee, the net worth of the employee or director, and any other factors the Committee deems appropriate. If the Company becomes aware of an existing transaction with a related person that has not been approved under the foregoing procedures, then the matter is referred to the Audit Committee. The Audit Committee then evaluates all options available, including ratification, revision or termination of such transaction.

        For 2012, we have no transactions with related persons to report. Although not considered to be a transaction with a related person, we note that we have entered into a time sharing agreement with Mr. Murren in connection with his personal use of our aircraft. Under the time sharing agreement, Mr. Murren may lease our aircraft, including crew and flight services, but, beginning with fiscal year 2013, must generally reimburse us for the value of such usage that is in excess of $250,000. See "Executive Compensation" for amounts reimbursed by Mr. Murren and for unreimbursed amounts that are considered perquisites.

PROPOSALS REQUIRING YOUR VOTE

Proposal No. 1

Election of Directors

        At the Annual Meeting, our stockholders are being asked to elect directors, each of whom will serve until the next annual meeting of stockholders or until his or her respective successor has been elected and qualified, or until his or her earlier resignation or removal. All of the nominees were elected as directors at the last annual meeting of stockholders, except Mr. Grounds, who was appointed to the Board in February 2013, and Mr. Spierkel, who was appointed to the Board in April 2013. If any of the following nominees should be unavailable to serve as director, which contingency is not presently anticipated, it is the intention of the persons designated as proxies to select and cast their votes for the election of such other person or persons as the Board may designate.

The Board recommends a vote FOR the election of
each of the nominees to the Board.

Information Concerning the Nominees

        The Board seeks nominees who have substantial professional accomplishments and who are leaders in the companies or institutions with which they are affiliated. Nominees should be persons who are capable of applying independent judgment and undertaking analytical inquiries and who exhibit high integrity, practical wisdom and mature judgment. The Nominating/Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that will best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, based on diverse experiences. The Nominating/Corporate Governance Committee, together with the Board, reviews on an annual basis the composition of the Board to determine whether the Board includes the right mix and balance of skill sets, financial acumen, general and special business experience and expertise, industry knowledge, diversity, leadership abilities, high ethical standards, independence, sound judgment, interpersonal skills, overall effectiveness and other desired qualities. Director candidates also must meet the approval of certain state regulatory authorities.

        We identify and describe below the key experience, qualifications and skills, in addition to those discussed above, that the directors bring to the Board and that are important in light of our business.

  •
  Leadership experience.  Directors with experience in significant leadership positions demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Thus, their service as top leaders at other organizations also benefits us.

  •
  Finance experience.  An understanding of finance and financial reporting is important for our directors, as we measure our operating and strategic performance by reference to financial targets. As such, in addition to our directors who may qualify as audit committee financial experts, we expect all of our directors to be financially knowledgeable.

  •
  Industry experience.  We seek to have directors with experience as executives, as directors or in other leadership positions in the resort and gaming industries in which we participate, particularly given the highly regulated nature of these industries.

  •
  Government experience.  We seek directors with governmental experience, as our business is subject to extensive government regulation and we are directly affected by governmental actions. We therefore recognize the importance of working constructively with the local, state, federal and international governments.

  •
  Public company directorship experience.  We seek directors with experience as directors of other public companies, as we believe these individuals will have been exposed to the various types of financial, governance and operational matters that companies such as ours consider from time to time.

        In making the determination to nominate the above directors, the Board considered the service by Ms. Herman and Mr. Hernandez on other public company boards, as described in their biographies below. Generally, the Board believes that experience serving on other public company boards augments the Board's effectiveness. The Board has determined that Mr. Hernandez's and Ms. Herman's other board service will not interfere with their ability to fulfill their commitment to serve on our Board. From January 2012 to April 2012, Mr. Hernandez served on four public company audit committees. The Board determined that Mr. Hernandez's simultaneous service on four public company audit committees during this period would not impair his ability to effectively serve on our audit committee.

        The following table sets forth, for each nominee, his or her name, age as of the date of the Annual Meeting, principal occupation for at least the past five years and certain other matters. The respective experiences, qualifications and skills the Board considered in determining whether to recommend each director nominated for election are also included in the column to the right.

Robert H. Baldwin (63) Director since 2000

Principal Occupation/Other Directorships	Director Qualifications

Chief Design and Construction Officer of the Company since August 2007. President of Project CC, LLC, the managing member of CityCenter Holdings, LLC, since March 2005, and President and Chief Executive Officer of Project CC, LLC since August 2007. Previously President and Chief Executive Officer of Mirage Resorts, Incorporated from June 2000 to August 2007. President and Chief Executive Officer of Bellagio, LLC or its predecessor from June 1996 to March 2005.
Leadership experience—former Chief Executive Officer of Bellagio, LLC and of Mirage Resorts, Incorporated, and current President and Chief Executive Officer of the CityCenter joint venture managing entity

Industry experience—has held Chief Executive Officer and various other leadership positions in entities involved in the gaming and resort industry for many years

William A. Bible (69) Director since 2010

Principal Occupation/Other Directorships	Director Qualifications

President of the Nevada Resort Association from 1999 to March 2010, prior to joining the Company's Board. Director of the Las Vegas Monorail Company from 2007 to 2008. Chairman of the Nevada State Gaming Control Board from 1988 to 1998. Various positions as a state official overseeing financial matters from 1971 to 1988, including, after 1983, Director of Administration and Chief of the Budget Division (State Budget Director). Current or former director, officer or management trustee of a number of private businesses or trusts.	Finance experience—former state official overseeing financial matters

Industry experience—former President of a gaming and resort industry advocacy group

Government experience—chairman of Nevada gaming regulatory body for 10 years; various positions within the Nevada state government overseeing financial matters

Burton M. Cohen (89) Director since 2010

Principal Occupation/Other Directorships	Director Qualifications

Former consultant for the hotel and gaming industry. Involved in the Las Vegas hotel and casino industry since 1966. Former President of various Las Vegas hotels, overseeing both the development and operations of several hotels. Additionally, past two-term President of the Nevada Resort Association and past board member of the Las Vegas Convention and Visitors Authority.	Leadership experience—former President of various hotels and casinos

Industry experience—involved in the Las Vegas hotel and casino industry for over 40 years; former President of a gaming and resort industry advocacy group; former board member of Las Vegas marketing organization

Willie D. Davis (78) Director since 1989

Principal Occupation/Other Directorships	Director Qualifications

President and director of All-Pro Broadcasting, Inc., an AM and FM radio broadcasting company, for over 25 years. Director and member of the Audit Committee of Fidelity National Financial, Inc. Previously a director of Alliance Bancshares California, Checkers Drive-In Restaurants, Inc., Dow Chemical Company, Johnson Controls, Inc., Kmart Corp., Manpower Inc., Sara Lee Corp., Strong Financial Corp. and Wisconsin Energy Corp.	Leadership experience—President of a broadcasting company

Finance experience—audit committee member of a public national bank

Public company directorship experience—director and board committee member of a public national bank; formerly a board member of several public companies

William W. Grounds (57) Director since February 2013

Principal Occupation/Other Directorships	Director Qualifications

Director, President and Chief Operating Officer of Infinity World Development Corp, a private investment entity which owns half of CityCenter, since November 2009, having joined Infinity World in April 2008. Member of CityCenter Board of Directors since December 2009. Before joining Infinity World, held various senior executive positions, including with Investa Property Group Ltd. from April 2002 to May 2007 and MFS Ltd. from June 2007 to March 2008. Board member of Grand Avenue L.A. LLC, a mixed use development joint venture with The Related Companies.	Leadership experience—President and Chief Operating Officer of Infinity World Development Corp.

Industry experience—Officer of investment entity that owns half of CityCenter

Mr. Grounds was nominated to the Board pursuant to the Company Stock Purchase and Support Agreement, as amended in October 2007, with Infinity World, as described in "Stockholder Agreements" above.

Alexis M. Herman (65) Director since 2002

Principal Occupation/Other Directorships	Director Qualifications

Chair and Chief Executive Officer of New Ventures LLC, a corporate consulting company, since 2001. Lead Director, Chair of the Governance and Nominating Committee, and member of the Audit Committee, Compensation Committee, and Executive Committee of Cummins Inc. Director and member of the Personnel Committee and Chair of the Corporate Governance Committee of Entergy Corp. Director and member of the Compensation Committee and Public Issues and Diversity Review Committee of The Coca-Cola Company. Serves as Chair of the Diversity & Inclusion Business Advisory Board of Sodexo, Inc. and as Chair of Toyota Motor Corporation's North American Diversity Advisory Board. United States Secretary of Labor from 1997 to 2001. Member of the Board of Trustees of the National Urban League, a civil rights organization.	Leadership experience—Chief Executive Officer of a consulting firm; former United States Secretary of Labor; member of the board of trustees of a civil rights organization

Finance experience—member of the audit committee of a public company that designs, manufactures, sells and services diesel engines and related technology around the world

Government experience—former United States Secretary of Labor

Public company directorship experience—director and member of various board committees of several public companies; member of advisory boards to public companies

Roland Hernandez (55) Director since 2002

Principal Occupation/Other Directorships	Director Qualifications

Director, officer or partner and owner of minority interests in privately held companies engaged in real estate, investment, media and security services for more than the past five years. Lead Director, Chair of the Nominating & Governance Committee, and member of the Audit Committee of Vail Resorts, Inc. Director and member of the Nominating Committee of Sony Corporation. Director of US Bancorp (USB) and member of the Audit Committee and the Community Reinvestment and Public Policy Committee. Director of The Ryland Group, Inc. from 2001 to April 2012. Director and member of the Finance Committee of Lehman Brothers Holdings Inc. from 2005 to March 2012. Director and Chairman of the Audit Committee of Wal-Mart Stores, Inc. from 1998 to June 2008. Formerly Chairman and Chief Executive Officer of Telemundo Group, Inc.	Leadership experience—former Chairman and Chief Executive Officer of a Spanish-language television broadcast network

Finance experience—audit committee member of a large bank and audit committee member of a mountain resort company; formerly chairman of the audit committee of an international retail company and member of the audit committee and finance committee of a real estate/home construction company

Industry experience—director of a mountain resort company

Public company directorship experience—director and board committee member of several public companies

Anthony Mandekic (72) Director since 2006

Principal Occupation/Other Directorships	Director Qualifications

Chief Executive Officer and President of Tracinda, a privately held investment firm, since June 15, 2012. Secretary and Treasurer of Tracinda since 1976. Director of Delta Petroleum Corporation from May 2009 to February 2012.	Finance experience—over 30 years of experience as Treasurer of Tracinda

Public company directorship experience—former director and board committee of a public oil and gas company

Leadership experience—chief executive officer of Tracinda

Rose McKinney-James (61) Director since 2005

Principal Occupation/Other Directorships	Director Qualifications

Managing Principal of Energy Works Consulting LLC and McKinney James & Associates, providing consulting services regarding public affairs in the areas of energy, education, and environmental policy, in each case for more than the past five years. Director of Marketing and External Affairs of Nevada State Bank Public Finance since 2007. Director and Chair of the Board Governance and Nominating Committee and member of the Finance Committee of Employers Holdings, Inc. Director and member of the Audit Committee and chair of the CRA Committee of Toyota Financial Savings Bank. Serves on the board of directors of MGM Grand Detroit, LLC. Chairman of the Board of Directors of Nevada Partners and a former director of The Energy Foundation. Formerly the President and Chief Executive Officer of the Corporation for Solar Technologies and Renewable Resources for five years. Former Commissioner with the Nevada Public Service Commission and former Director of the Nevada Department of Business and Industry.	Leadership experience—former President and CEO of a not-for-profit corporation focused on solar and renewable energy technologies; former leader of two Nevada state government agencies

Finance experience—finance committee member of a company that provides workers' compensation insurance and services to small businesses

Industry experience—former director of Mandalay Resort Group prior to its acquisition by the Company

Government experience—former leader of two Nevada state government agencies

Public company directorship experience—director and board committee member of a company that provides workers' compensation insurance and services to small businesses

James J. Murren (51) Director since 1998

Principal Occupation/Other Directorships	Director Qualifications

Chairman and Chief Executive Officer of the Company since December 2008. President from December 1999 to December 2012. Chief Operating Officer from August 2007 through December 2008. Prior to that, Chief Financial Officer from January 1998 to August 2007 and Treasurer from November 2001 to August 2007. Director of the Nevada Cancer Institute and the American Gaming Association. Director of Delta Petroleum Corporation from February 2008 to November 2011. Prior to joining the Company, worked in the financial industry for over 10 years, serving as Managing Director and Co-Director of Research for Deutsche Morgan Grenfell and Director of Research and Managing Director for Deutsche Bank.	Leadership experience—Chairman and Chief Executive Officer of the Company; has held key executive positions with the Company for over 10 years; co-founder, current director and board committee member of a non-profit organization providing cancer research and care

Finance experience—former Chief Financial Officer and Treasurer of the Company; served as Managing Director and Co-Director of Research for Deutsche Morgan Grenfell and Director of Research and Managing Director for Deutsche Bank

Industry experience—involved in the Las Vegas hotel and casino industry for over 10 years; director of a gaming and resort industry advocacy group

Public company directorship experience—former director and board committee member of a public oil and gas company

Gregory M. Spierkel (56) Director since April 2013

Principal Occupation/Other Directorships	Director Qualifications

Served as Chief Executive Officer and Director of Ingram Micro Inc., a worldwide distributor of technology products, from 2005 to 2012. Previously served as President from March 2004 to April 2005. During his fourteen-year tenure with the company, held other senior positions, including Executive Vice president. Since 2008, member of the Board of Directors of PACCAR Inc., a truck manufacturer and technology company.	Leadership experience—former Chief Executive Officer of a public worldwide distributor of technology products

Public company directorship experience—former director of a public worldwide distributor of technology products and current director of a truck manufacturer and technology company

Daniel J. Taylor (56) Director since 2007

Principal Occupation/Other Directorships	Director Qualifications

Employed as an executive of Tracinda since 2007. President of Metro-Goldwyn-Mayer Inc. ("MGM Studios") from April 2005 to January 2006 and Senior Executive Vice President and Chief Financial Officer of MGM Studios from June 1998 to April 2005. Director of Inforte Corp. from October 2005 to 2007. Chairman of the Board of Directors of Delta Petroleum Corporation from May 2009 to August 2012 (and a director from February 2008 to August 2012), and a former member of the Audit Committee and Nominating and Corporate Governance Committee of such company.	Leadership experience—former President of a motion picture, television, home video, and theatrical production and distribution company

Finance experience—former Chief Financial Officer of a motion picture, television, home video, and theatrical production and distribution company

Public company directorship experience—former director and board committee member of a public oil and gas company; former director of a management consulting company

Proposal No. 2

Ratification of Selection of Independent Registered Public Accounting Firm

        The Board has ratified the Audit Committee's selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2013. For 2012, Deloitte & Touche LLP audited and rendered opinions on our financial statements and internal control over financial reporting.

        A representative of Deloitte & Touche LLP will be present at the stockholders' meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

        We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders' views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board recommends a vote FOR the ratification of the appointment of
Deloitte & Touche LLP as our independent registered accounting firm.

Audit and Non-Audit Fees

        The following table sets forth fees paid to our auditors, Deloitte & Touche LLP, in 2012 and 2011 for audit and non-audit services. All of the services described below were approved in accordance with our pre-approval policy, which is described in the next section.

	2012	2011

Audit fees	$4,065,000	$4,874,000
Audit-related fees	256,000	47,000
Tax fees	343,000	287,000
All other fees	—	—

Total	$4,664,000	$5,208,000

        The category "Audit fees" includes fees for our annual audit and quarterly reviews of our consolidated financial statements and of certain subsidiaries, the attestation reports on our internal control over financial reporting and statutory audits required by gaming regulators, assistance with SEC filings, review of cash awards under our incentive compensation plan, due diligence in connection with acquisitions and internal control reviews not associated with the attestation reports on our internal control over financial reporting. The category "Audit fees" does not include fees incurred by MGM China Holdings Limited (or its subsidiaries) prior to its consolidation with us. The category "Audit-related fees" includes employee benefit plan audits and accounting consultations. The category "Tax fees" includes tax consultation, tax planning fees and tax compliance services.

Pre-Approved Policies and Procedures

        Our Audit Committee Charter contains our policy related to pre-approval of services provided by the independent registered public accounting firm. Pursuant to this policy, the Audit Committee, or the Chair of the Audit Committee to whom such authority was delegated by the Audit Committee, must pre-approve all services provided by the independent registered public accounting firm. Any such pre-approval by the Chair must be presented to the Audit Committee at its next scheduled meeting.

Audit Committee Report

        The Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm, and management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Deloitte & Touche LLP included the matters required to be discussed by Public Company Accounting Oversight Board auditing standard AU 380 (Communication with Audit Committees). The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

        The Audit Committee also: (i) reviewed and discussed with management, the Company's internal auditors and Deloitte & Touche LLP the Company's internal control over its financial reporting process; (ii) monitored management's review and analysis of the adequacy and effectiveness of those controls and processes; and (iii) reviewed and discussed with management and Deloitte & Touche LLP their respective assessment of the effectiveness and adequacy of the Company's internal control over financial reporting.

        Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2012 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

  ROLAND HERNANDEZ, Chair
  WILLIAM A. BIBLE
  BURTON M. COHEN
  ALEXIS M. HERMAN

        The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

        Gregory M. Spierkel joined the Audit Committee on April 9, 2013, subsequent to its approval of the foregoing report, and his name is therefore not included above.

Proposal No. 3

Advisory Vote on Executive Compensation

        The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC's rules, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and disclosure (also referred to as "say-on-pay").

        Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement, which begins on the next page, for a more detailed discussion of how our compensation programs reflect our overarching compensation philosophy and core principles. We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers. Accordingly, we will ask our stockholders to vote FOR adoption of the following resolution:

        "RESOLVED, that the stockholders of MGM Resorts International approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and disclosure."

        The advisory vote will not be binding on the Compensation Committee or the Board.

The Board recommends a vote FOR adoption of this proposal.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

        The Compensation Discussion and Analysis reports on compensation policies applicable to our "Named Executive Officers", which are generally defined pursuant to SEC rules as our Chief Executive Officer, Chief Financial Officer and our other three most highly compensated executive officers at the end of the preceding fiscal year. In 2012 our Named Executive Officers were the following individuals, whom we refer to as our "NEOs" or "Named Executives":

Name	Title

James J. Murren	Chairman of the Board and Chief Executive Officer
Daniel J. D'Arrigo	Executive Vice President, Chief Financial Officer and Treasurer
Robert H. Baldwin	Chief Design and Construction Officer
Corey I. Sanders	Chief Operating Officer
William J. Hornbuckle, IV	President and Chief Marketing Officer

Executive Summary

        2012 was highlighted by improvements in our financial position, significant progress on future growth opportunities (including in Cotai) and strengthening of our corporate culture. Net revenue for 2012 was $9.2 billion, which included a full year of results from MGM China. Net revenue from wholly owned domestic resorts was $5.9 billion, a 1% increase compared to 2011. Adjusted Property EBITDA from wholly owned domestic resorts increased 2% to $1.3 billion for 2012. In 2012, our stock price also increased approximately 12%, from $10.43 on December 30, 2011 to $11.64 on December 31, 2012. See "Reconciliations and Non-GAAP Financial Measures".

        Consistent with its focus on linking pay with performance, as in previous years the Compensation Committee set a challenging EBITDA target for the annual bonuses payable to the Company's NEOs under the Company's Management Incentive Plan. Although the Company considers its 2012 results generally positive, the NEOs earned only 81.0% of their target bonuses (as described in more detail below). Moreover, because our stock price did not reach $17 for 20 consecutive trading days, 500,000 of the performance-linked stock appreciation rights (SARs) that were granted to Mr. Murren in April 2009 were forfeited.

  CEO and Other NEO Compensation

        An important objective of the Compensation Committee in 2012 was to negotiate in a timely manner a new employment agreement with the Company's Chief Executive Officer, Mr. Murren. His outstanding employment agreement was scheduled to expire April 7, 2013. In November 2012, Mr. Murren entered into a new employment agreement with us that runs through December 31, 2016. This new contract contains several improvements from the prior agreement, which are designed to continue the alignment of his pay with Company performance and best practices:

  •
  The payout of Mr. Murren's bonus, which was targeted at 200% of base pay and payable in cash, has been significantly restructured in order to further align Mr. Murren's compensation with Company performance and to increase the portion of his compensation paid in the form of long-term incentives. Mr. Murren's new employment agreement provides that, commencing in 2013, any portion of the annual cash bonus he earns that is in excess of 100% of his base pay (i.e., 50% of his target bonus) will be paid in the form of performance share units ("PSUs"), the payment and value of which will depend on future performance of the Company's stock. The Compensation Committee has further determined that this policy will also apply to all other executive officers (the "Bonus PSU Policy"). Adoption of the Bonus PSU Policy increases the tie between executive compensation and Company performance since the ultimate payout of the portion of bonuses earned in excess of 100% of base pay (i.e., 50% of the target bonus for Mr. Murren) will depend on the Company's stock price at the end of a three-year performance period. These bonus PSUs will be subject to forfeiture unless a minimum price target is met.

  •
  The new contract now conditions change-of-control benefits (including equity award benefits) on termination without cause or a voluntary termination with "good reason" following the change in control (a "double trigger"), removing the CEO's right under the prior contract to voluntarily terminate employment following a change in control and receive severance benefits. This is the case for all of our NEOs, other than Mr. Baldwin. Mr. Baldwin's is the only remaining executive officer employment agreement with a single-trigger change of control benefit. His employment agreement expires in December 2014, and the Compensation Committee has determined that no future contracts will have a single-trigger change of control benefit.

  •
  Cash severance benefits are limited to the equivalent of 1.33 times the sum of base and target bonus (non-change in control) or 1.67 times the sum of base and target bonus (change in control).

  •
  The new agreement limits perquisites by (1) requiring reimbursement by the CEO for the value of any personal aircraft travel in excess of $250,000 and (2) eliminating a provision in the prior agreement that provided an annual $100,000 allowance intended to pay for supplemental life insurance.

        Mr. Murren and the other NEOs now receive the majority of their compensation in the form of equity awards and an annual bonus payable only if performance goals established by the Compensation Committee are satisfied. The following charts illustrate for Mr. Murren and the other NEOs the components of 2012 target direct compensation, i.e., base salary, target bonus and the grant date value of long-term equity incentive awards. These charts illustrate the impact of the new bonus structure, which provides that bonuses in excess of 100% of base pay are payable in bonus PSUs, by assuming that this change had applied to 2012 bonuses. As shown, approximately 80% of the CEO's target direct compensation and 70% of the target direct compensation of the other NEOs is comprised of compensation the value of which depends on the achievement of performance goals or the Company's stock price. In addition, as illustrated by the chart below, the majority of the CEO's compensation (57.3%) is in the form of long-term incentives.

Target Total Direct Compensation (CEO)

 Target Total Direct Compensation (NEOs)

        In 2012, the Compensation Committee completed its implementation of several changes in the Company's compensation policies that were disclosed in the 2012 proxy statement. These changes included delivering long-term equity incentives in the form of PSUs instead of SARs, implementing executive officer stock ownership guidelines, committing not to enter into any further single-trigger change of control arrangements, and adopting a uniform severance and change of control policy. See "Redesign of Compensation Policies" below for additional information.

        The Company believes that the effect of the 2012 changes and the retention of our prior policies that were already in line with best practices is to strongly incentivize Mr. Murren and the other NEOs to improve our performance. We believe that our shareholders generally concur with our compensation practices. However, our 2012 proposal to approve, on an advisory basis, the compensation of our NEOs (i.e., the "say-on-pay" proposal) was approved by approximately 64% of the votes cast. The Compensation Committee has continued to closely review the Company's compensation practices as a result of the outcome of the say-on-pay vote.

        In February and March 2013, the Chairman of the Compensation Committee personally discussed the results of the 2012 say-on-pay vote and executive compensation matters generally with eight of our institutional shareholders, which totaled approximately 46.9% of our shareholder base. Based on feedback from these meetings, we believe that a major factor leading to a number of the negative votes on the 2012 say-on-proposal was that a number of institutional shareholders vote in accordance with the recommendation of proxy advisory firms and that a leading proxy advisory firm recommended against last year's say-on-pay proposal.

        The Company believes that its redesigned executive compensation structure should be supported by both shareholders and proxy advisors. In this regard, however, the Company is aware that some proxy advisors take into account the relationship between CEO pay and company stock price performance over a five-year period in determining their vote recommendations. In the case of the Company, this five-year look back leads to a distorted result due to the 84% decline in the price of Company stock that occurred during the 11 months in 2008 prior to Mr. Murren's becoming CEO in December 2008. If one measures the relationship between the Company's stock price and CEO pay (based on values reported in the Summary Compensation Table) starting at December 1, 2008 (when Mr. Murren became the CEO), it is apparent that CEO pay and stock price have been appropriately aligned.

Pay and Performance During CEO's Tenure (12/1/08-12/31/12)

        The most accurate picture of the changes in Mr. Murren's compensation is obtained by starting with 2009 since his compensation for 2008 does not reflect his position as CEO since he was CFO for all but the last month of the year. Starting in 2009 (his first year as CEO), it may be seen that his compensation has declined through 2012 while, if one compares the stock price from the date of his becoming CEO through December 31, 2012, the price has been roughly similar. It should be strongly emphasized, however, that this comparison significantly understates Mr. Murren's accomplishments and the degree of pay-for-performance correlation since just looking at the $11.98 stock price when Mr. Murren became CEO fails to reflect the full magnitude of the challenges that then confronted the Company. In fact, the Company stock price continued to fall in early 2009 and reached a low of $1.89 on March 5, 2009 before the success of the efforts of Mr. Murren and other members of the executive team in solving the Company's challenges began to be recognized.

  Realizable Compensation

        The SEC's calculation of total compensation, as shown in the 2012 Summary Compensation Table, is set forth in "Executive Compensation—Compensation Tables". This calculation includes several items that are driven by accounting and fair value assumptions, which are not necessarily reflective of compensation actually realized by our NEOs in a particular year. As a supplement to the SEC-required disclosure, we have included the additional table below for our CEO, which shows "realizable compensation" for each of the years shown. As this table illustrates, aggregate realizable compensation for our CEO in 2010 and 2011 was significantly less than the aggregate amount reported in the Summary Compensation Table. For this purpose, the Committee defines "realizable compensation" for a year to include (1) the actual amounts paid as salary, (2) the annual cash incentive earned for performance in the year, (3) the value of time-vested long-term incentives (both cash- and equity-based) awarded in the year, either measured at settlement date (if the incentives have been subsequently settled) or at their intrinsic value as of December 31, 2012, (4) the estimated value of performance-based long-term incentives, based on estimated funding and share price as of December 31, 2012, and (5) other compensation paid for the year.

CEO Annual Compensation
Year	As Reported in Proxy	Realizable Value(1)	Realizable Value as a Percentage of Proxy-Reported Value

2012	$9,641,477	$9,549,659	99%
2011	$9,933,557	$8,597,244	87%
2010	$9,775,903	$5,965,986	61%
Average	$9,783,646	$8,037,629	82%

(1)
SARs valued based on their in-the-money value as of 12/31/12

  Redesign of Compensation Policies

        In 2012, the Compensation Committee redesigned our compensation program, with several significant changes:

  •
  Change from SARs to PSUs.  For the 2012 annual grant to executive officers, instead of stock appreciation rights (SARs), approximately 75% of the award value was delivered in the form of PSUs with payout contingent on achieving price targets. Executive officers cliff vest in the target amount of their PSU award at the end of three years only if our stock price appreciates 25% over the three-year period following the grant date. PSUs now comprise the majority of equity compensation to our NEOs in terms of both the number of shares and value. See "Elements of Compensation—Long-Term Equity Incentives" below for a further description of PSUs. The Compensation Committee currently intends that future awards will also deliver the majority of value and shares in performance-based compensation, either through PSUs or other forms of performance-based equity.

  •
  Executive officer stock ownership guidelines.  We recognize the importance of aligning our management's interests with those of our shareholders. As a result, the Board, at the recommendation of the Compensation Committee, has established stock ownership guidelines for all of our executive officers, including our NEOs, effective April 18, 2012. Under these guidelines, our NEOs are required to accumulate Company stock having a fair market value equal to the multiples of their applicable base salaries as shown in the table below.

Position	Multiple of Base Salary

CEO	5x
Other Executive Officers (including NEOs other than CEO)	2x

    For purposes of these guidelines, shares held in trust or retirement accounts and restricted stock units (RSUs)—but not PSUs or SARs—count toward the ownership requirement. Each executive officer is required to retain 50% of the net after-tax shares received upon vesting and exercise of equity incentive awards granted after the effective date of the guidelines until the requirement is satisfied. The Board also adopted stock ownership guidelines for directors, which are described in "Corporate Governance—Director Stock Ownership Guidelines".

  •
  No further single-trigger arrangements.  The Compensation Committee has determined not to enter into any further agreements with executive officers that contain single-trigger change of control benefits. Mr. Baldwin's is the only remaining executive officer employment agreement with a single-trigger change of control benefit. His employment agreement expires in December 2014, and the Compensation Committee has determined that no future contracts will have a single-trigger change of control benefit.

  •
  Uniform severance and change of control policy.  The Compensation Committee reviewed our current severance policies applicable to NEOs and other senior management with the view of adopting more uniform policies. Current severance policies were compared to peer group practices and general best practices. As a result of this review, the Compensation Committee adopted new policies with respect to potential severance benefits in the event of certain terminations, either before or after a change of control. See "Executive Compensation—Uniform Severance and Change of Control Policies".

  Continuation of Existing Effective Compensation Policies

        As part of the Compensation Committee's continuing review, the Committee currently intends to retain several existing policies that continue to represent best practices in the judgment of the Committee:

  •
  Clawback policy.  Annual incentive bonuses paid to our NEOs are subject to being clawed back (i.e., repaid to the Company) if (1) there is a restatement of our financial statements for a fiscal year as to which a bonus was paid within three years following such fiscal year, other than a restatement due to changes in accounting principles or applicable law, and (2) the Compensation Committee determines that a participant received an excess bonus for the applicable fiscal year. An excess bonus generally equals the difference between the bonus paid to the participant and the payment that would have been made based on the restated financial results.

  •
  Discretionary reduction of annual bonus.  The Compensation Committee retains the right to reduce or eliminate any executive's award under our Management Incentive Plan in its sole and absolute discretion if it determines that such a reduction or elimination is appropriate with respect to the executive's performance or any other factors material to the plan.

  •
  No 280G tax gross ups.  In the event that there is a change in control that triggers excise taxes under Section 280G of the Internal Revenue Code, we are not obligated to provide tax gross up protection to any of our executive officers.

  •
  Prohibition on short sales and derivatives trading; pre-clearance required for pledging and hedging. Our insider trading policy provides that certain employees (including our NEOs and other executive officers) and our directors may not enter into short sales of our securities or buy or sell exchange-traded options on our securities. Moreover, our insider trading policy does not allow pledging or hedging of our securities by NEOs and executive officers without a pre-approval, and, since the inception of this aspect of the policy in August 2011, no such pre-approvals have been granted.

Executive Compensation Process

  Roles in Establishing NEO Compensation

        The Compensation Committee is responsible for establishing, implementing and reviewing the compensation program for our executive officers, including our NEOs. In doing so, the Compensation Committee obtains recommendations from management with respect to the elements of NEO compensation, performance results, legal and regulatory guidance, and market and industry data that may be relevant in determining compensation. In addition, the Compensation Committee consults with our CEO regarding our performance goals, and our CEO meets with the Chair of the Compensation Committee and our Lead Independent Director to discuss our CEO's performance during the prior year, including with respect to strategic planning, geographical and market expansion, management of new operations, projects and investments, leadership and succession planning and interactions and working relations with the Board.

        The Compensation Committee, among other things, determines compensation of our executive officers, determines the performance criteria and incentive awards to be granted pursuant to our Management Incentive Plan and administers and approves the granting of equity-based awards under our Equity Plan. The Compensation Committee's authority and oversight extends to total compensation, including base salaries, bonuses, non-equity incentive awards, equity-based awards and other forms of compensation.

        Other than in connection with negotiating their respective employment agreements and other than with respect to participation by our CEO in connection with determining the performance criteria for his annual bonus under our Management Incentive Plan, our NEOs generally do not participate in determining the amount and type of compensation they are paid. Instead, the Compensation Committee's assessment of the individual performance of our NEOs is based primarily on the Compensation Committee's independent observation and judgment of the responsibilities, duties, performance and leadership skills of our NEOs as well as the Company's overall performance.

  Outside Consultants

        The Compensation Committee periodically engages outside consultants on various compensation-related matters. The Compensation Committee has the authority to engage the services of independent legal counsel and consultants to assist the Committee in analyzing and reviewing compensation policies, elements of compensation, and the aggregate compensation to NEOs.

        In 2012, the Compensation Committee received advice from Frederic W. Cook & Co., Inc. ("FW Cook"), an independent compensation consultant, with respect to the Compensation Committee's review of our compensation practices described above and other executive compensation related matters. FW Cook exclusively provides services to the Compensation Committee and does not provide any services to the Company other than on behalf of the Compensation Committee. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by FW Cook's work for the Compensation Committee, which assessment considered the following six factors: (i) the provision of other services to the Company by FW Cook; (ii) the amount of fees received from the Company by FW Cook, as a percentage of FW Cook's total revenue; (iii) the policies and procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the FW Cook consultant with a member of the Compensation Committee; (v) any company stock owned by the FW Cook consultants; and (vi) any business or personal relationship of the FW Cook consultant or FW Cook with any of the Company's executive officers, and concluded that there are no such conflicts of interest. Using the same six factors, the Compensation Committee assessed the independence of FW Cook and has concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Committee.

        In 2012, the Compensation Committee also engaged Deloitte & Touche LLP to perform certain procedures in connection with the Compensation Committee's review of the achievement of the financial goals set pursuant to the Management Incentive Plan and the corresponding non-equity incentive awards payable to our NEOs under such plan. Deloitte & Touche LLP did not provide advice to the Compensation Committee regarding the amount or form of executive officer compensation.

  Assessing Compensation Competitiveness

        In order to assess whether the compensation awarded to our NEOs is fair and reasonable, the Compensation Committee periodically gathers and reviews data regarding the compensation practices and policies of other public companies of comparable size that are engaged in comparable lines of business, which we consider to be the gaming and hospitality industry. The peer group compensation data is reviewed by the Compensation Committee to determine whether the compensation opportunity provided to our NEOs is generally competitive with that provided to the executive officers of our peer group companies, and the Compensation Committee makes adjustments to compensation levels where appropriate based on this information. The peer group is used as a reference point by the Compensation Committee in its compensation decisions with respect to NEOs, but the Compensation Committee does not generally benchmark NEO compensation to any specific level with respect to peer group data.

        The relevant information for members of the peer group is gathered from publicly available proxy statement data, which data generally reflects only the compensation paid by these companies in years prior to their disclosure, and other relevant disclosures. When reviewing the compensation of the executive officers of the peer group, the Compensation Committee compares the market overlap, results of operations, and market capitalization of the peer group with ours. In addition, the Compensation Committee also reviews the total compensation, as well as the amount and type of each element of such compensation, of the executive officers of the peer group with duties and responsibilities comparable to those of our NEOs.

        The current peer group selected by the Compensation Committee (the "Peer Group") is composed of gaming and/or hospitality companies that we consider direct competitors with us for business and executive management talent. In 2012, the Compensation Committee reviewed the compensation data of the Peer Group. As set forth in the following table, we are near the 75th percentile as compared to the Peer Group with respect to revenues, operating income and employees, and between the 25th percentile and median with respect to market capitalization. This data is generally based on SEC filings reflecting results through December 31, 2012 (employee data is from the most recent annual report).

				Market Capitalization ($ Millions)
Trailing Four Quarter Revenue ($ Millions)
		Employees		as of 12/31/12		12-Month Average
Carnival Corp	$15,393	Starwood	171,000	Las Vegas Sands	$38,010	Las Vegas Sands	$38,013
Marriott Intl	$11,814	Marriott Intl	127,000	Carnival Corp	$28,534	Carnival Corp	$26,520
Las Vegas Sands	$11,131	Carnival Corp	89,700	Marriott Intl	$11,760	Marriott Intl	$12,176
MGM	$9,161	Casesars	68,000	Wynn Resorts	$11,342	Wynn Resorts	$12,106
Casesars	$8,587	MGM	66,650	Starwood	$11,241	Starwood	$10,826
Royal Caribbean	$7,688	Royal Caribbean	62,000	Wyndham WW	$7,479	Wyndham WW	$7,123
Starwood	$6,321	Las Vegas Sands	46,000	Royal Caribbean	$7,415	Hyatt Hotels	$6,462
Wynn Resorts	$5,154	Hyatt Hotels	45,000	Hyatt Hotels	$6,358	Royal Caribbean	$6,302
Wyndham WW	$4,534	Wyndham WW	32,500	MGM	$5,694	MGM	$5,626
Hyatt Hotels	$3,949	Boyd Gaming	25,247	Intl Game Tech	$3,771	Intl Game Tech	$4,075
Penn Ntl Gaming	$2,899	Penn Ntl Gaming	20,003	Penn Ntl Gaming	$3,766	Penn Ntl Gaming	$3,346
Boyd Gaming	$2,487	Wynn Resorts	16,000	Casesars	$867	Casesars	$1,200
Intl Game Tech	$2,223	Intl Game Tech	4,800	Boyd Gaming	$575	Boyd Gaming	$608

75th Percentile	$9,223		73,425		$11,446		$12,123
Median	$5,738		45,500		$7,447		$6,793
25th Percentile	$3,687		23,936		$3,770		$3,893
MGM Rank	4 of 13		5 of 13		9 of 13		9 of 13

Source: Standard & Poor's Compustat.

        With respect to these peer companies, it should be noted that Caesars Entertainment was first treated as a peer company in connection with the negotiation of the CEO's contract in the fall of 2012. While Caesars Entertainment is directly comparable to us in many respects, it only became a public company in February 2012, which was a reason it had not been taken into account earlier.

  Objectives of Our Compensation Program

        The Compensation Committee's primary objectives in setting total compensation and the elements of compensation for our NEOs are to:

  •
  attract talented and experienced NEOs and retain their services on a long-term basis;

  •
  motivate our NEOs to achieve our annual and long-term operating and strategic goals;

  •
  align the interests of our NEOs with the interests of the Company and those of our stockholders; and

  •
  encourage our NEOs to balance the management of long-term risks and long-term performance with yearly performance.

Elements of Compensation

        In structuring our NEO compensation program, the Compensation Committee considers how each component motivates performance and promotes retention and sound long-term decision-making. The Compensation Committee also considers the requirements of our strategic plan and the needs of our business.

        Our NEO compensation program consists of the following components, which are designed to achieve the following objectives.

Compensation Element	Objective

• Annual base salary	• Attract and retain executives by fairly compensating them for performing the fundamental requirements of their positions.

• Annual incentive bonus

•

Motivate executives to achieve specific annual financial and/or operational goals and objectives whose achievements are critical for near- and long-term success; reward executives directly in relationship to the degree those goals are achieved in a given year; and attract executives with an interest in linking their compensation rewards, including greater upside bonus potential, directly to higher corporate performance.

• Long-term incentives

•

Align executives' long-term interests with stockholders' interests and drive decisions and achieve goals that will help us to remain competitive and thrive in the competitive global gaming industry; attract executives with an interest in creating long-term stockholder value; reward executives for building and sustaining stockholder value; and retain executives both through growth in their equity value and the vesting provisions of our stock awards.

• Deferred compensation opportunities	• Promote retention by providing opportunities to postpone receipt of compensation until the end of covered employment.

• Severance and change of control benefits; employment agreements	• Attract, retain and provide reasonable security to executives; encourage executives to make sound decisions in the interest of our long-term performance, regardless of personal employment risk.

• Perquisites	• Provide a competitive level of perquisites, which in many cases may be provided at little or no cost to us as an owner and operator of full-service resorts.

  Annual Base Salary and Employment Agreements

        We have entered into employment agreements with each of our NEOs which determine their annual base salaries as described in the table below. All of our NEO employment agreements were effective prior to 2012, except for Mr. Murren's. We entered into a new employment agreement with Mr. Murren effective November 5, 2012, which provides for a base salary of $2,000,000. Except for Messrs. D'Arrigo and Sanders, our NEO employment agreements do not provide for automatic salary increases and, except for such individuals, the base salaries of our NEOs did not increase in 2012.

NEO	2011 Base Salary	2012 Base Salary	Change YE 2011 to YE 2012	Future Increases Provided by Employment Agreement	Employment Agreement Term Expiration

Mr. Murren	$2,000,000	$2,000,000	No change	None	Dec. 31, 2016
Mr. D'Arrigo	$675,000 until Sept. 2011	$800,000 until Sept. 2012		$25,000 in Sept. 2013 and 2014	Sept. 11, 2015
	$800,000 after Sept. 2011	$825,000 after Sept. 2012	$25,000
Mr. Baldwin	$1,650,000	$1,650,000	No change	None	Dec. 13, 2014
Mr. Sanders	$800,000 until Sept. 2011	$850,000 until Sept. 2012		None	Aug. 4, 2013
	$850,000 after Sept. 2011	$900,000 after Sept. 2012	$50,000
Mr. Hornbuckle	$1,100,000	$1,100,000	No change	None	Sept. 13, 2013

  Annual Incentive Bonus

  Fiscal Year 2012

        Our NEOs are eligible for annual incentive bonuses under our Management Incentive Plan. As in previous years, each NEO's target bonus was established as a percentage of base pay and, depending on Company performance, an executive may earn from 0% to 150% of his target bonus. The Compensation Committee determined that the target bonus percentages used in determining 2011 bonuses continued to be appropriate in 2012 and no changes were made in the target percentages for the NEOs. The target percentages are set forth below.

        As in previous years, the Compensation Committee again concluded that EBITDA is a critical measure of Company performance and that annual bonuses should be based on the degree to which the Company achieved its EBITDA target. For 2012, the Compensation Committee established the EBITDA target at $1,977,200,000, which was the same target EBITDA set by management and approved by the Board in the budgeting process (the "EBITDA Target"). The Compensation Committee considers the EBITDA Target to be a challenging, but achievable, target. At the time of adoption of the EBITDA Target, the Compensation Committee further approved certain adjustments that were to be taken into account in computing EBITDA. These adjustments, which are generally the same as those approved in prior years, are intended to ensure that EBITDA is computed in a way that best takes into account the Company's organic performance during the year. The approved adjustments are listed below.

        In order for any award to be earned under the Management Incentive Plan in 2012, 70% of the EBITDA Target must have been achieved. In the event that 70% of the EBITDA Target were achieved, our NEOs would have been eligible to receive 50% of their target award. Between 70% and 100%

achievement, the factor increased on a linear basis to 100% of target. From 100% to 120% of the EBITDA Target, the achievement factor increased on a linear basis to 150%.

        In 2012, EBITDA as calculated for this purpose was $1,752,239,000, representing 88.6% of the EBITDA Target. This resulted in each NEO receiving 81.0% of his target award.

        The following table sets forth the target percentages for each NEO and the actual bonus that was payable based upon the 81.0% factor described above as a result of the 88.6% achievement of the EBITDA Target.

NEO	Base Salary at 1/1/2012	2012 Target Bonus (% of Base Salary)	2012 Target Bonus	2012 Actual Bonus	Actual Bonus as % of Target

Mr. Murren	$2,000,000	200%	$4,000,000	$3,241,483	81.0%
Mr. D'Arrigo	$800,000	100%	$800,000	$648,297	81.0%
Mr. Baldwin	$1,650,000	163.63%	$2,699,895	$2,187,916	81.0%
Mr. Sanders	$850,000	125%	$1,062,500	$861,019	81.0%
Mr. Hornbuckle	$1,100,000	125%	$1,375,000	$1,114,260	81.0%

        For 2012, the following exclusions were approved to corporate consolidated EBITDA: gains or losses from the sale of operating properties; joint venture or partnership interests or land; EBITDA attributable to operations of assets for the period prior to their disposal; any write-down or write-up of the value of any portion of real estate or other capital assets or investments not disposed of; gains or losses on insurance proceeds related to asset claims; gains or losses arising out of acquisitions, sales or dispositions, or exchanges of our debt securities; any Harmon-related demolition costs; any success fees paid by us or our affiliates to third parties in connection with development activities; gains or losses attributable to any consolidation of a joint venture or partnership in our financial statements; and EBITDA attributable to any entity acquired by us during 2012.

        The Compensation Committee may reduce or eliminate any participant's award if it determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate with respect to the participant's performance or any other factors material to the goals, purposes, and administration of the Management Incentive Plan, including certain specified criteria that will be evaluated by the Compensation Committee in addition to an overall review of performance. In December 2012, the Compensation Committee determined that it would not reduce or eliminate any of the participants' awards for fiscal year 2012.

  Fiscal Year 2013

        For 2013, the Compensation Committee determined that EBITDA continues to be a critical metric in measuring Company performance. Accordingly, no significant changes were made to the structure of the bonus plan other than selecting an appropriate EBITDA Target for 2013 and increasing the potential maximum bonus. The 2013 target EBITDA that was decided upon under the Management Incentive Plan is the same target EBITDA set by management and approved by the Board in the budgeting process for 2013, and was adopted by the Compensation Committee within the first 90 days of 2013. In this regard, the Compensation Committee considered the EBITDA projected by management for 2013 in relation to the prior year's performance, general economic conditions, the competitiveness of our executive compensation within the industry, and the anticipated value of the services to be provided by the participants.

        As previously noted, in order to further link pay to performance, the portion of any annual bonus payable to any executive officer that is in excess of 100% of pay (in the case of Mr. Murren, 100% of base pay is 50% of his target bonus) will be paid in the form of PSUs, the value of which will depend on future performance of the Company's stock. This policy was adopted to increase the tie between executive compensation and Company performance since the ultimate payout of the PSU bonus portion will depend on the Company's stock price at the end of a three-year performance period (except in the case of a change in control, where the potential payout will be based on the price as of the change in control) and, unless a minimum price target is met, the PSUs will be forfeited. The bonus PSUs described in this paragraph will generally have the same terms as the PSUs described below under "Long-Term Incentives," with the exceptions that the NEO will be fully vested in his PSUs as of the date of grant and, in the case of a change in control, the PSUs (to the extent earned) will be paid out within 30 days of the change in control.

  Long-Term Equity Incentives

        In previous years, long-term equity incentives had generally been awarded to NEOs in a 75%/25% combination of SARs and RSUs, respectively. As a result of its review of various long-term incentive plan design alternatives, the Compensation Committee determined in 2012 that PSUs would be granted to our NEOs instead of SARs. While the Compensation Committee believed that SARs were an effective vehicle for aligning long-term shareholder and executive interests, it has concluded that PSUs are an even more effective vehicle. One factor influencing this decision was that, assuming the performance targets are met, the PSU awards result in the NEOs acquiring shares of our stock at the end of the three-year performance period, which aligns with the Compensation Committee's goal of increasing NEO ownership of our shares in order to meet their goals under the recently adopted stock ownership guidelines.

        The core PSU concept is that, while an executive is awarded a target number of shares to be paid at the end of a three-year cliff vesting period, (1) the actual number of shares earned depends on the performance of our stock price over the vesting period and (2) the target number of shares can only be earned if stock price appreciation is 25%.

        Specifically, in order for the target number of shares to be paid (the "Target Shares"), the ending average stock price must equal the "Target Price," which is defined as 125% of the beginning average stock price. No shares are issued unless the ending average stock price is at least 75% of the beginning average stock price, and the maximum payout is 160% of the Target Shares. Provided the ending average stock price is at least 60% of the Target Price, then the amount of Target Shares is multiplied by the Stock Performance Multiplier. The "Stock Performance Multiplier" equals the ending average stock price divided by the Target Price. For this purpose, the beginning and ending prices are based on the average closing price of our common stock over the 60-calendar day periods ending on the award date and third anniversary of the award date. In the case of a change in control, the ending stock price is based on the stock price as of the change in control.

        By way of example, if the ending average stock price were only 90% of the Target Price, then only 90% of the Target Shares would be paid and, if the ending average stock price were 120% of the Target Price, then 120% of the Target Shares would be paid.

        While PSUs provide some value even when the stock price declines (so long as the ending average stock price is 75% or more of the beginning average stock price), their design strongly magnifies the benefit of an increased stock price and the detriment of a decreased price. For example, a 25% share price decline over the three-year vesting period results in a participant receiving a final award worth only 36% of the award that would be delivered if the targeted stock price had been achieved (60% of the Target Shares would be delivered with each share having a value of only 60% of the Target Price). An additional benefit of the PSU design is that the high expense charge for SARs required by the accounting rules caused the Compensation Committee to conclude that PSUs are currently a relatively more efficient way to deliver equity value than SARs. This factor reinforced the Compensation Committee's conclusion that both shareholder and executive interests were advanced through the addition of PSUs to the award mix.

        In making grants of PSUs and RSUs to the NEOs in 2012, the Compensation Committee allocated approximately 75% in value of the awards to PSUs. In the case of the CEO, the size of his award reflected the terms of his new employment agreement, which provided that his grant in November 2012 would have a targeted value of $3.5 million, and further provides that with respect to future equity awards, subject to the Compensation Committee's discretion to award a different amount, such equity awards will have a value of $3.5 million. With respect to the other NEOs, their employment agreements do not provide for any specific target amounts with respect to their equity awards. The Compensation Committee determined the size of their award through a process that evaluated their overall role in and contributions to the Company and other relevant factors, including competitive data.

        In determining the size of the awards, the Compensation Committee does not take into account the value realized by a NEO during a fiscal year from equity awards granted during a prior year, believing that value realized by a NEO from any such equity award relates to services provided during the year of the grant or of vesting. The Compensation Committee does not time the issuance or grant of any equity-based awards with the release of material, non-public information, nor do we time the release of material non-public information for the purpose of affecting the value of equity awards.

        The Committee continues to believe that RSUs should also comprise a portion of the executive's long-term incentives. Each RSU entitles the holder to receive one share of our stock at vesting, assuming that the applicable performance target (described below) is satisfied. While the value of the RSUs fluctuates with Company performance (as reflected in the price of the Company stock), the RSUs retain some value even in situations where no PSUs are payable due to insufficient price performance, which structure encourages recipients to balance our short-term performance with the management of our long-term risks and long-term performance. Accordingly, RSUs serve as a retention incentive to a greater extent than PSUs and the Compensation Committee believes that providing some portion of the long-term incentives in this form produces a more balanced set of long-term incentives.

        All RSUs granted to our NEOs in 2012 are subject to achievement of a performance target: in order for any such RSUs to be eligible to vest, our EBITDA for the six-month period ending on June 30, 2013 must be at least 50% of the targeted EBITDA for such six-month period as determined for purposes of the Management Incentive Plan. This performance hurdle makes the awards eligible to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, which results in payments under the awards not being subject to the deduction limits that would otherwise apply under Section 162(m).

        The Compensation Committee awarded equity-based compensation to our NEOs in 2012 as follows:

NEO	Grant Date	PSUs(1)	RSUs(1)	Value of Awards

Mr. Murren	11/5/2012	252,433	83,572	$3,376,308
Mr. D'Arrigo	11/5/2012	57,699	19,102	$771,726
Mr. Baldwin	11/5/2012	72,124	23,878	$964,665
Mr. Sanders	11/5/2012	72,124	23,878	$964,665
Mr. Hornbuckle	11/5/2012	72,124	23,878	$964,665

(1)
Vesting is subject to satisfaction of performance criteria, as described above.

  Deferred Compensation Opportunities

        Under our Nonqualified Deferred Compensation Plan (the "DCP"), our NEOs may elect to defer up to 50% of their base salary or 75% of their non-equity incentive awards on a pre-tax basis and accumulate tax-deferred earnings on their accounts. All of our NEOs, except Mr. Baldwin, are current participants in the DCP, but no deferrals were made by any such individuals under the DCP in 2012. See "Compensation Tables—Nonqualified Deferred Compensation". We believe that providing our NEOs with this deferral option is a cost-effective way to permit executives to receive the tax benefits associated with delaying the income tax event on the compensation deferred, even though the related deduction for us also is deferred. The plan allows NEOs to allocate their account balances among different measurement funds which are used as benchmarks for calculating amounts that are credited or debited to their account balances (for tax reasons, no ownership interest in the underlying funds is acquired). Our NEOs are also eligible to participate in our retirement savings plan under Section 401(k) of the Internal Revenue Code.

  Severance and Change of Control Benefits

        We believe that severance protections, including in the context of a change of control transaction, are important in attracting and retaining key executive officers. In addition, we believe they help ensure leadership continuity and sound decisions in the interest of our long-term success, particularly at times of major business transactions. We have agreed to provide our NEOs with severance benefits in the event that their employment is terminated (1) by us for other than good cause, (2) by them for good cause, (3) by us as a result of their death or disability. Except as noted in the remainder of this paragraph, no benefits are payable solely as a result of a change of control (i.e., there are no single-trigger benefits), and the Compensation Committee has determined not to enter into any further agreements with executive officers that contain single-trigger change of control benefits. Mr. Baldwin's is the only remaining executive officer employment agreement with a single-trigger change of control benefit. His employment agreement expires in December 2014, and the Compensation Committee has determined that no future contracts will have a single-trigger change of control benefit. The only other situation in which benefits are potentially payable solely as a result of a change in control is the case of equity awards in the event the equity awards are not assumed as part of the change of control.

        The Compensation Committee believes the services of our NEOs are extremely marketable, and that in retaining their services it is therefore necessary to provide assurances to our NEOs that we will not terminate their employment without cause unless we provide a certain level of severance benefits. When determining the level of the severance benefits to be offered, the Compensation Committee also considers the period of time it would normally require an executive officer to find comparable employment. Details of the specific severance benefits available under various termination scenarios for our NEOs as of December 31, 2012 are discussed below in "Executive Compensation—Potential Payments upon Termination or Change of Control".

  Perquisites and Other Benefits

        We pay premiums and other expenses for group life insurance, short term disability insurance, long term disability insurance, and business travel insurance on behalf of our NEOs. As an owner and operator of full-service resorts, we are able from time to time to provide perquisites relating to hotel and related services, including security and in-town transportation, to our NEOs at little or no additional cost to us. We currently provide access to the fitness facilities located in the hotel in which a NEO's office is located. In addition, for our convenience and the convenience of our NEOs, we provide complimentary meals for business purposes at our restaurants.

        The Compensation Committee has approved limited tax gross ups for executive officers in two situations where it is economically advantageous to us or needed to make employees whole as a result of where we choose to do business. Through January 31, 2013, the Compensation Committee had approved tax gross up payments relating to executive health plan coverage, reflecting the facts that such coverage was previously insured (so that there was no additional tax cost to the executive officers) and our decision to convert our medical plans to self-funding. This conversion imposed an additional tax cost on executives (which we reimburse), but still resulted in lower overall costs to us. This tax gross-up was $44,302 in the aggregate for all NEOs in 2012. As of February 1, 2013, this coverage became fully insured, so there are currently no additional tax costs to executives from such coverage.

        Under certain circumstances, executive officers are required by us to perform services in states other than their states of employment. As a result, such officers may incur incremental income tax obligations to such other states. To the extent there is no tax credit available in the applicable state of employment (for example, in Nevada), we provide a gross-up of the incremental state income tax obligations resulting from our requiring such executives to work in states other than the state where their services are normally rendered. This puts the executives in the same economic position as though they had worked in their normal places of business. This tax gross-up was $25,542 in the aggregate for all NEOs in 2012.

        Pursuant to his employment agreement, Mr. Murren is entitled to request the personal use of aircraft, subject to certain limits. The terms of his new employment agreement provide that, effective January 1, 2013, he must generally reimburse us for costs associated with such use to the extent the value of such use (as computed under SEC rules) exceeds $250,000. In addition, as was the case in 2010 and 2011, based on an independent threat assessment study provided to us by an outside firm in 2010, Mr. Murren is provided personal security services. The majority of the costs of these services consist of security personnel. Based on this study, we view the provision of security services to Mr. Murren as recommended by such study as a necessary and appropriate business expense. The costs of the services provided to Mr. Murren for security purposes is generally comparable to or less than the cost of such services for the chief executive officers of the three other major Las Vegas based gaming/resort companies (Las Vegas Sands, Wynn Resorts, and Caesars Entertainment). The amounts for Mr. Murren are shown below in the Summary Compensation Table.

Other Compensation Matters

  Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), disallows a tax deduction to public companies for compensation over $1 million paid to such company's chief executive officer and its three other highest paid executive officers other than its chief financial officer. Qualifying performance-based compensation is not subject to the $1 million deduction limitation if certain requirements are met. The Compensation Committee has determined that a substantial portion of the potential compensation payable to NEOs on an annual basis should be based on the achievement of performance-based targets or otherwise qualify as deductible under Section 162(m) of the Internal Revenue Code. Awards to these individuals under our Management Incentive Plan and annual grants of equity-based compensation they receive under our Equity Plan are intended to satisfy the requirements for qualifying performance-based compensation under Section 162(m) so that compensation paid pursuant to these awards and grants will be tax deductible. However, interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Compensation Committee can affect deductibility of compensation, and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) will be deductible. In addition, the Compensation Committee reserves the right to use its judgment to authorize payment of compensation that may not be deductible when the Compensation Committee believes that such payments are appropriate and in the best interests of the Company, taking into consideration changing business conditions, the performance of its employees, and other relevant factors.

  Compensation Risk Assessment

        As part of its oversight, the Compensation Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. We believe that our pay philosophy provides an effective balance in cash and equity mix, short- and longer-term performance periods, financial and non-financial performance, and allows for the Compensation Committee's exercise of discretion. Further, policies to mitigate compensation-related risk include vesting periods on long-term incentives, stock ownership guidelines, insider-trading prohibitions, and independent Compensation Committee oversight. Based upon this review, both for our executive officers and all other employees, the Compensation Committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board has reviewed and discussed the "Compensation Discussion and Analysis" included in this Proxy Statement with management. Based on the Compensation Committee's review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

  DANIEL J. TAYLOR, Chair
  WILLIE D. DAVIS
  ANTHONY MANDEKIC
  ROSE MCKINNEY-JAMES

        The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION TABLES

Summary Compensation Table

        The following table summarizes the compensation of the NEOs for the years ended December 31, 2012, 2011 and 2010.

Name and Title	Year	Salary (A)	Bonus	Stock Awards (B)	Stock Appreciation Rights and Option Awards (C)	Non-Equity Incentive Plan Compensation (D)	All Other Compensation (E)	Total

James J. Murren	2012	$2,000,000	$—	$3,376,308	$—	$3,241,483	$1,023,686	$9,641,477
Chairman of the Board	2011	2,000,000	—	288,050	1,278,926	5,486,451	880,130	9,933,557
and Chief Executive	2010	2,000,000	750,000	397,600	1,732,605	4,310,424	585,274	9,775,903
Officer
Daniel J. D'Arrigo	2012	$799,767	$—	$771,726	$—	$648,297	$57,195	$2,276,985
Executive Vice President,	2011	711,058	—	—	2,045,715	746,542	38,407	3,541,722
Chief Financial Officer	2010	629,808	415,000	56,800	247,515	204,884	26,443	1,580,450
and Treasurer
Robert H. Baldwin	2012	$1,650,000	$—	$964,665	$—	$2,187,916	$100,042	$4,902,623
Chief Design and	2011	1,650,000	—	123,450	548,111	2,986,050	13,924	5,321,535
Construction Officer	2010	1,648,187	1,500,000	—	5,745,000	1,229,301	60,979	10,183,467
and Director
Corey I. Sanders	2012	$864,643	$—	$964,665	$—	$861,019	$50,266	$2,740,593
Chief Operating Officer	2011	814,835	254,875	123,450	548,111	1,105,988	6,521	2,853,780
	2010	729,176	300,000	—	660,040	382,449	22,264	2,093,929
William J. Hornbuckle, IV	2012	$1,100,000	$—	$964,665	$—	$1,114,260	$82,396	$3,261,321
President and Chief	2011	1,100,000	150,000	123,450	548,111	1,520,733	34,224	3,476,518
Marketing Officer	2010	1,003,736	340,000	—	495,030	491,720	33,893	2,364,379

(A)
See "Compensation Discussion and Analysis—Annual Base Salary and Employment Agreements". For Mr. D'Arrigo and Mr. Sanders, the amounts in this column do not reflect their full salaries at the end of 2012 because their respective salary increases became effective at certain dates during 2012 and not at January 1, 2012.

(B)
For 2012, consists of RSUs and PSUs. For the RSU awards to vest ratably over four years, our pre-tax income for the six months ending June 30, 2013 must be at least 50% of the targeted EBITDA as determined in the budget adopted by the Board for such period, excluding certain predetermined items. There are no thresholds or maximums (or equivalent items). The RSUs will be cancelled if such performance criterion is not met. At the grant date, we believed that it was probable that the performance criteria would be met and that each individual will remain employed through the date the grant would become fully vested by its terms, and accordingly, the full value of awards granted has been included. Each PSU represents the right to receive between 0 and 1.6 shares of common stock depending upon the performance of the common stock from the grant date to the date that is three years after the grant date (the "Vesting Date"), relative to a target price (the "Target Price"). The Target Price is equal to 125% of the average closing price of our common stock over the 60-calendar-day period ending on the grant date. If the ending average stock price is less than 60% of the Target Price (the "Minimum Price"), then no shares will be issued on the Vesting Date. If the ending average stock price is equal to or greater than 160% of the Target Price (the "Maximum Price"), then 1.6 shares will be issued on the Vesting Date per PSU. If the ending average stock price is between the Minimum Price and the Maximum Price, then a number of shares will be issued on the Vesting Date per PSU equal to the ending average stock price divided by the Target Price. For this purpose, the ending average stock price is the average closing price of our common stock over the 60-calendar-day period ending on the Vesting Date. The grant date fair value for PSUs was computed in accordance with FASB ASC 718. These awards were valued using a Monte Carlo simulation model with assumptions as described in Note 14 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 1, 2013. The grant date fair values of the awards assuming the highest performance condition would be achieved are $4.1 million, $0.9 million, $1.2 million, $1.2 million and $1.2 million for Mr. Murren, Mr. D'Arrigo, Mr. Baldwin, Mr. Sanders and Mr. Hornbuckle, respectively. See "Compensation Discussion and Analysis—Long-Term Equity Incentives".

(C)
The amounts reflected in the table represent the grant date fair value computed in accordance with FASB ASC 718. These awards were valued using the Black-Scholes Model with assumptions as described in Note 14 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 29, 2012.

(D)
Consists of payments under the Management Incentive Plan. See "Compensation Discussion and Analysis—Annual Incentive Bonus".

(E)
All other compensation for 2012 consists of the following:

Name	Personal Use of Company Aircraft(1)	401(k) Match	Insurance Premiums and Benefits(2)	Other Perquisites(3)	Total Other Compensation

Mr. Murren	$259,651	$750	$36,174	$727,111	$1,023,686
Mr. D'Arrigo	—	750	56,445	—	57,195
Mr. Baldwin	—	750	99,292	—	100,042
Mr. Sanders	—	750	47,914	1,602	50,266
Mr. Hornbuckle	4,793	750	70,627	6,226	82,396

(1)
The amounts in this column represent the value of personal use of our aircraft, which was determined based on the aggregate incremental cost to us. Aggregate incremental cost was calculated based on average variable operating cost per flight hour multiplied by flight hours for each NEO, less any amounts reimbursed by such NEO. The average variable operating cost per hour was calculated based on aggregate variable costs for each year, including fuel, engine reserves, trip-related repair and maintenance costs, travel expenses for flight crew, landing costs, related catering and miscellaneous handling charges, divided by the aggregate hours flown. Fixed costs, such as flight crew salaries, wages and other employment costs, training, certain maintenance and inspections, depreciation, hangar rent, utilities, insurance and taxes are not included in aggregate incremental cost since these expenses are incurred by us irrespective of personal use of aircraft. If an aircraft flies without passengers before picking up or dropping off a passenger flying for personal reasons, then such "deadhead" segment is included in aggregate incremental costs. The amount shown in the table for Mr. Murren reflects a reimbursement of $55,511 to us for a portion of incremental costs of his personal flights.

(2)
The amounts in this column represent premiums and other expenses for group life insurance, short term disability insurance, long term disability insurance, business travel insurance, and health plan coverage, including gross-ups of associated taxes on health plan coverage (the gross-up amounts were $12,052, $4,048, $9,806, $1,161 and $17,235 for Mr. Murren, Mr. D'Arrigo, Mr. Baldwin, Mr. Sanders and Mr. Hornbuckle, respectively). See "Compensation Discussion & Analysis" for our Compensation Committee's policy on gross-ups.

(3)
For 2012, Mr. Murren received $100,000 to be applied to his life insurance premiums or such other uses as he determines. Also included in this column for Mr. Murren is $325,025 for personal security services. As was the case in 2010 and 2011, based on an independent threat assessment study provided to us by an outside firm in 2010, Mr. Murren is provided personal security services. The majority of the costs of these services consist of security personnel. Based on this study, we view the provision of security services to Mr. Murren as recommended by such study as a necessary and appropriate business expense. The costs of the services provided to Mr. Murren for security purposes is generally comparable to or less than the cost of such services for the chief executive officers of the three other major Las Vegas based gaming/resort companies (Las Vegas Sands, Wynn Resorts, and Caesars Entertainment).

Based on an independent threat assessment study provided to us by an outside firm in 2010, we view the provision of security services to Mr. Murren as recommended by such study as a necessary and appropriate business expense. Also included in this column for Mr. Murren is $284,372 for the one-time payment of legal fees incurred by Mr. Murren in connection with the negotiation and preparation of his new employment agreement entered into in 2012. Under certain circumstances, executive officers are required by us to perform services in states other than their states of employment. As a result, such officers may incur incremental income tax obligations to such other states. To the extent there is no tax credit available in the applicable state of employment (for example, in Nevada), we provide a gross-up of the incremental state income tax obligations resulting from our requiring such employees to work in states other than the state where their services are normally rendered. For 2012, this tax gross-up was $17,714, $1,602 and $6,226 for Mr. Murren, Mr. Sanders and Mr. Hornbuckle, respectively. As an owner and operator of full-service hotels, we are able to provide many perquisites relating to hotel and hotel- related services to the NEOs at little or no additional cost to us. In no case did the value of such perquisites, computed based on the incremental cost to us, exceed $10,000 per NEO in 2012.

 Grants of Plan-Based Awards

        The table below shows plan-based awards granted during 2012 to the NEOs. See "Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus" and "—Long-Term Equity Incentives" for a narrative description of these awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Number of Shares For Future Payouts Under Equity Incentive Plan Awards(A)
									Grant Date Fair Value of Stock Awards(A)
	Grant Date
Name			Threshold	Target	Maximum	Threshold	Target	Maximum

Mr. Murren	N/A		$2,000,000	$4,000,000	$6,000,000	—	—	—	—
	11/5/2012	(B)	—	—	—	—	83,572	—	$844,077
	11/5/2012	(C)	—	—	—	151,460	252,433	403,893	2,532,231
Mr. D'Arrigo	N/A		400,000	800,000	1,200,000	—	—	—	—
	11/5/2012	(B)	—	—	—	—	19,102	—	192,930
	11/5/2012	(C)	—	—	—	34,619	57,699	92,318	578,796
Mr. Baldwin	N/A		1,349,948	2,699,895	4,049,843	—	—	—	—
	11/5/2012	(B)	—	—	—	—	23,878	—	241,168
	11/5/2012	(C)	—	—	—	43,274	72,124	115,398	723,497
Mr. Sanders	N/A		531,250	1,062,500	1,593,750	—	—	—	—
	11/5/2012	(B)	—	—	—	—	23,878	—	241,168
	11/5/2012	(C)	—	—	—	43,274	72,124	115,398	723,497
Mr. Hornbuckle	N/A		687,500	1,375,000	2,062,500	—	—	—	—
	11/5/2012	(B)	—	—	—	—	23,878	—	241,168
	11/5/2012	(C)	—	—	—	43,274	72,124	115,398	723,497

(A)
See note (B) to the Summary Compensation Table above.

(B)
RSU award.

(C)
PSU award.

 Outstanding Equity Awards at Fiscal Year-End

        The table below shows outstanding equity awards of the NEOs as of December 31, 2012.

	Option/SAR Awards						Stock Awards (RSUs and PSUs)
										Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that Have Not Vested
	Number of Securities Underlying Unexercised Options/SARs						Shares or Units of Stock that Have Not Vested
					Option/SAR Exercise Price	Option/SAR Expiration Date
Name	Exercisable		Un-exercisable				Number		Value	Number		Value

Mr. Murren	1,000,000	(1)	—		$12.74	2/27/2013
	187,500	(2)	—		19.00	10/6/2015
	1,125,000	(2)(5)	875,000	(5)	5.53	4/6/2016
	131,250	(2)	131,250	(6)	11.36	10/4/2017
	65,625	(2)	196,875	(7)	8.23	10/3/2018
							17,500	(3)(6)	$203,700
							26,250	(3)(7)	$305,550
										83,572	(3)(8)	$972,778
										252,433	(4)	$2,938,320
Mr. D'Arrigo	35,000	(1)	—		$12.74	2/27/2013
	30,000	(2)	—		19.00	10/6/2015
	24,750	(2)	8,250	(9)	11.54	10/5/2016
	18,750	(2)	18,750	(6)	11.36	10/4/2017
	87,500	(2)	262,500	(10)	10.32	9/12/2018
							1,100	(3)(9)	$12,804
							2,500	(3)(6)	$29,100
										19,102	(3)(8)	$222,347
										57,699	(4)	$671,616
Mr. Baldwin	187,500	(2)	—		$19.00	10/6/2015
	140,625	(2)	46,875	(9)	11.54	10/5/2016
	375,000	(2)	375,000	(11)	13.18	12/13/2017
	28,125	(2)	84,375	(7)	8.23	10/3/2018
							6,250	(3)(9)	$72,750
							11,250	(3)(7)	$130,950
										23,878	(3)(8)	$277,940
										72,124	(4)	$839,523
Mr. Sanders	70,000	(1)	—		$12.74	2/27/2013
	30,000	(2)	—		19.00	10/6/2015
	300,000	(2)	100,000	(12)	7.45	8/3/2016
	50,000	(2)	50,000	(6)	11.36	10/4/2017
	28,125	(2)	84,375	(7)	8.23	10/3/2018
							11,250	(3)(7)	$130,950
										23,878	(3)(8)	$277,940
										72,124	(4)	$839,523

	Option/SAR Awards						Stock Awards (RSUs and PSUs)
										Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that Have Not Vested
	Number of Securities Underlying Unexercised Options/SARs						Shares or Units of Stock that Have Not Vested
					Option/SAR Exercise Price	Option/SAR Expiration Date
Name	Exercisable		Un-exercisable				Number		Value	Number		Value

Mr. Hornbuckle	37,500	(2)	—		$19.00	10/6/2015
	168,750	(2)	56,250	(12)	7.45	8/3/2016
	37,500	(2)	37,500	(6)	11.36	10/4/2017
	28,125	(2)	84,375	(7)	8.23	10/3/2018
							5,214	(3)(13)	$60,691
							11,250	(3)(7)	$130,950
										23,878	(3)(8)	$277,940
										72,124	(4)	$839,523

(1)
Non-qualified stock option award.

(2)
SAR award.

(3)
RSU award.

(4)
PSU award scheduled to vest on 11/5/15. See note (B) to the Summary Compensation Table above.

(5)
375,000 of these SARs are scheduled to vest on 4/6/13. Because the average closing price of our common stock was not at least $17 during any 20 consecutive trading day period prior to 4/6/13, 500,000 of these SARs were forfeited as of such date.

(6)
Scheduled to vest in equal installments on each of 10/4/13 and 10/4/14.

(7)
Scheduled to vest in equal installments on each of 10/3/13, 10/3/14 and 10/3/15.

(8)
Scheduled to vest in equal installments on each of 11/5/13, 11/5/14, 11/5/15 and 11/5/16.

(9)
Scheduled to vest on 10/5/13.

(10)
Scheduled to vest in equal installments on each of 9/12/13, 9/12/14 and 9/12/15.

(11)
Scheduled to vest in equal installments on each of 12/13/13 and 12/13/14.

(12)
Scheduled to vest on 8/3/13.

(13)
Vested on 2/4/13.

Option/SAR Exercises and Stock Vested

        The following table shows option/SAR exercises and RSU vesting for the NEOs during 2012. For option/SAR awards, if any, the value realized is calculated as the difference between the market price on the date of exercise and the exercise price, times the number of options/SARs exercised. For RSUs, the value realized is calculated as the number of shares vested times the closing share price on the date vested.

	Stock Option/SAR Awards		Stock Awards (RSUs)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Murren	—	—	17,500	184,100
Mr. D'Arrigo	—	—	5,821	62,585
Mr. Baldwin	—	—	10,000	105,513
Mr. Sanders	—	—	4,500	47,543
Mr. Hornbuckle	—	—	9,902	124,449

Nonqualified Deferred Compensation

        The following table shows nonqualified deferred compensation to the NEOs in 2012 under the DCP. See "Compensation Discussion and Analysis—Elements of Compensation—Deferred Compensation Opportunities" for a narrative description of the DCP.

	DCP
Name	Executive Contributions	Company Contributions	Aggregate Earnings(A)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Year End

Mr. Murren	$—	$—	$8,343	$—	$86,236
Mr. D'Arrigo	—	—	177	(15,050)	—
Mr. Baldwin	—	—	—	—	—
Mr. Sanders	—	—	102	(12,420)	—
Mr. Hornbuckle	—	—	4,032	—	33,700

Total	$—	$—	$12,654	$(27,470)	$119,936

(A)
None of these amounts was included as "Change in Pension Value and Nonqualified Deferred Compensation Earnings" in the Summary Compensation Table.

 Estimated Benefits upon Termination

        The following table indicates the estimated amounts that would be payable to each NEO upon a hypothetical termination as of December 31, 2012 under various termination scenarios, pursuant to the applicable employment agreements and equity awards.

	Severance (A)	Vesting of Stock Options and SARs (B)(C)	Vesting of RSUs (B)(C)(D)	Vesting of PSUs (B)(C)(E)	Other (F)	Total

Death or Disability
Mr. Murren	$2,000,000	$5,606,781	$548,745	$892,471	$96,013	$9,144,010
Mr. D'Arrigo	206,250	298,375	55,581	203,993	—	764,199
Mr. Baldwin	1,650,000	100,594	185,879	254,993	357,467	2,548,933
Mr. Sanders	225,000	95,906	113,129	254,993	—	689,028
Mr. Hornbuckle	275,000	95,906	113,129	254,993	—	739,028
Company Terminates Without Good Cause
Mr. Murren	8,000,000	5,830,563	893,789	1,666,228	146,375	16,536,955
Mr. D'Arrigo	1,625,000	301,825	82,935	203,993	73,188	2,286,941
Mr. Baldwin	4,000,000	100,594	185,879	254,993	73,188	4,614,654
Mr. Sanders	1,962,500	521,906	113,129	254,993	13,374	2,865,902
Mr. Hornbuckle	2,475,000	336,844	173,820	254,993	73,188	3,313,845
NEO Terminates Without Good Cause/ Company Terminates With Good Cause
Mr. Murren	—	—	—	—	—	—
Mr. D'Arrigo	—	—	—	—	—	—
Mr. Baldwin	—	—	—	—	—	—
Mr. Sanders	—	—	—	—	—	—
Mr. Hornbuckle	—	—	—	—	—	—
NEO Terminates With Good Cause
Mr. Murren	8,000,000	5,830,563	893,789	1,666,228	146,375	16,536,955
Mr. D'Arrigo	1,625,000	301,825	82,935	203,993	73,188	2,286,941
Mr. Baldwin	4,000,000	100,594	185,879	254,993	73,188	4,614,654
Mr. Sanders	1,962,500	521,906	113,129	254,993	13,374	2,865,902
Mr. Hornbuckle	2,475,000	336,844	173,820	254,993	73,188	3,313,845
Change of Control(G)
Mr. Murren	10,000,000	6,054,344	1,482,028	2,321,272	146,375	20,004,019
Mr. D'Arrigo	3,250,000	901,200	264,251	530,574	146,375	5,092,400
Mr. Baldwin	4,000,000	100,594	394,340	663,224	146,375	5,304,533
Mr. Sanders	3,925,000	720,719	408,890	663,224	26,748	5,744,581
Mr. Hornbuckle	4,000,000	533,906	469,581	663,224	146,375	5,813,086

(A)
This column does not include any unpaid prior year bonuses that were earned prior to the date of termination.

(B)
The value of outstanding RSUs, PSUs, stock options and SARs (including any accelerated or continued vesting that would occur under each of these termination scenarios) is based on the closing price of our common stock at December 31, 2012, which was $11.64. The calculation excludes any values attributable to SARs that are already vested.

(C)
For purposes of the calculation of any continued or accelerated vesting in respect of outstanding equity awards, (1) we have assumed that in connection with each NEO's termination, such NEO was eligible for the maximum post-termination continued and accelerated vesting period applicable to each award, which may not be the case if an actual termination were to occur, and (2) we have treated continued vesting of awards in the same manner as accelerated vesting based on the stock price on December 31, 2012.

(D)
Assumes that the performance targets are achieved for performance-based RSUs.

(E)
Assumes that December 31, 2012 was end of performance period for PSUs.

(F)
For death or disability termination scenario, includes for Mr. Murren and Mr. Baldwin an estimate of group life insurance premiums, reimbursement of medical expenses and associated taxes and premiums for long term disability insurance to be provided under each of the scenarios based on actual amounts paid in 2012. For all other termination scenarios, includes for all NEOs the applicable lump sum payment for health and insurance benefits, as described below under "Uniform Severance and Change of Control Policies."

(G)
Assumes each NEO's employment terminates (other than as a result of a termination by the Company for good cause or by the NEO without good cause) in connection with a change of control. If no termination occurs in connection with a change of control, then the only benefit as of December 31, 2012 would be vesting of RSUs for Mr. Baldwin (with an estimated benefit of $72,750).

Uniform Severance and Change of Control Policies

        In 2012, the Compensation Committee adopted a uniform severance policy for terminations by us without cause or by the applicable executive officer with good cause not in connection with a change of control (the "Severance Policy"). The Compensation Committee implemented the Severance Policy for all NEOs except Mr. Baldwin in November 2012, pursuant to a Memorandum Agreement re: Changes to Severance and Change of Control Policies that was entered into with each of them to amend their employment and related agreements (the "Severance Amendments"). The Compensation Committee expects that Mr. Baldwin will be covered by the Severance Policy upon expiration of his current employment agreement. In the interim, benefits payable to Mr. Baldwin under these termination scenarios will be as provided under his existing employment agreement, as described below. The benefits provided to NEOs other than Mr. Baldwin under the Severance Policy are as follows:

Position	Non Change-of-Control Severance (termination by us without good cause or by NEO with good cause)

CEO	1.5x the sum of base salary and target bonus (subject to $8 million cap) and two years of continued vesting of unvested equity awards
Lump sum payment equal in value to 24 months of continued health and insurance benefits

Other Executive Officers (including NEOs other than CEO, but excluding Mr. Baldwin)	1.0x the sum of base salary and target bonus (subject to $3 million cap) and one year of continued vesting of unvested equity awards
Lump sum payment equal in value to 12 months of continued health and insurance benefits

        The Compensation Committee also adopted a uniform severance policy for terminations by us following a change of control (the "Change of Control Policy"), implemented the Change of Control Policy for all NEOs other than Mr. Baldwin pursuant to the Severance Amendments. The Change of Control Policy is the only source of change of control benefits for our NEOs other than Mr. Baldwin, who the Compensation Committee expects will be covered by the Change of Control Policy upon expiration of his existing employment agreement. In the interim, Mr. Baldwin's existing employment agreement provides change of control benefits, as described below. The benefits provided under the Change of Control Policy to our NEOs other than Mr. Baldwin are as follows:

Position	Change-of-Control Severance (termination by us without good cause, or by executive officer with good cause, following change of control)

CEO	2.0x the sum of base salary and target bonus (subject to $10 million cap) and full vesting of unvested equity awards
Lump sum payment equal in value to 24 months of continued health and insurance benefits

Other Executive Officers (including NEOs other than CEO, but excluding Mr. Baldwin)	2.0x the sum of base salary and target bonus (subject to $4 million cap) and full vesting of unvested equity awards
Lump sum payment equal in value to 24 months of continued health and insurance benefits

Severance Benefits—Mr. Baldwin

        If the employment of Mr. Baldwin is terminated by us without good cause or by Mr. Baldwin with good cause, then under his employment agreement he will generally be entitled to the following:

  •
  salary for a 12-month period following termination;

  •
  a lump-sum payment equal to the excess of $4 million over the continued salary paid for the 12-month period (together with the 12-month salary continuation, the "Baldwin Cash Severance");

  •
  any unpaid bonus in respect of the most recently completed fiscal year;

  •
  health and insurance benefits for him and his dependents for up to four years; and

  •
  the following benefits with respect to outstanding equity awards:

  •
  with respect to outstanding SARs, depending on the date of grant generally up to 1-2 years of continued vesting, with such SARs and outstanding stock options generally remaining exercisable during such continued vesting period and, in the case of certain grants, for 90 days thereafter; and

  •
  with respect to RSUs, depending on the date of grant and subject to satisfaction of any applicable performance criteria, generally the RSUs will continue to vest for up to 12 months following the termination date; and

    •
    with respect to PSUs not paid under the Bonus PSU Policy, pro-rata vesting based on the number of days employed prior to termination, plus an additional 12 months, subject to actual stock price performance over the performance period.

        All compensation paid by us during the remaining term of Mr. Baldwin's employment agreement is subject to offset if he is employed elsewhere, subject to a cap.

        With respect to Mr. Baldwin, if there is a discontinuing change of control (which generally means that we are no longer publicly traded and the SAR was not replaced with an equivalent SAR with respect to publicly traded stock of the acquirer), Mr. Baldwin will be entitled to the following benefits with respect to the SARs granted to him on December 13, 2010: generally, the exercise period for the SAR will expire and all time-based vesting of SARs will accelerate in full, and all such vested SARs shall be purchased by us for either cash, securities or other property.

        With respect to Mr. Baldwin, if there is a change of control (as defined in his employment agreement), then he will be entitled to the following benefits:

  •
  Mr. Baldwin may terminate his employment under his employment agreement within 120 days of the change of control and be entitled to:

  •
  a lump sum amount equal to $4 million; provided, that if the change of control is not a Section 409A of the Internal Revenue Code change in control event (as defined in his employment agreement), Mr. Baldwin would instead receive the Baldwin Cash Severance;

  •
  any unpaid bonus in respect of the most recently completed fiscal year;

  •
  health and insurance benefits for him and his dependents for up to four years; and

  •
  the following benefits with respect to the SARs granted to on December 13, 2010:

  •
  generally, acceleration in full of all time-based vesting of SARs and a two-year-and-90-day extension to the exercise period for such SARs; provided that to the extent the change of control is a discontinuing change of control (which generally means that we are no longer publicly traded and the SAR was not replaced with an equivalent SAR with respect to publicly traded stock of the acquirer), vested SARs (including vesting that occurs as a result of the discontinuing change of control) shall be purchased by us for either cash, securities or other property; and

  •
  with respect to outstanding equity awards granted prior to October 3, 2011, other than the SARs granted to Mr. Baldwin on December 13, 2010:

  •
  with respect to outstanding unvested SARs, depending on the date of grant, generally continued vesting in accordance with its terms or accelerated vesting of such SARs, and, depending on the date of grant, such SARs shall generally become exercisable (upon vesting) for the change of control consideration or such SARs and outstanding stock options shall become exercisable for the change of control consideration, be cashed out or, in some instances, become exercisable for a cash amount equal to the difference between the price per share of our Common Stock paid by the acquiring entity and the exercise price; and

  •
  with respect to outstanding RSUs, depending on the date of grant, generally continued vesting in accordance with its terms or accelerated vesting, and, depending on the date of grant, generally receipt of the change of control consideration at the time of vesting or, subject to the type of change of control, settlement generally upon such change of control for the change of control consideration or cash.

        If any payments or benefits payable to Mr. Baldwin pursuant to the terms of his employment agreement or otherwise in connection with, or arising out of, his employment with the Company on a change in ownership or control (within the meaning of Section 280G of the Internal Revenue Code) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments and benefits for Mr. Baldwin will be reduced to the maximum amount such that no portion of the payments and benefits would be subject to the excise tax only if, following such reduction, Mr. Baldwin would retain a greater amount of such payments and benefits than if no reduction had occurred and Mr. Baldwin paid any applicable excise tax.

        If the employment of Mr. Baldwin is terminated by us without good cause, by Mr. Baldwin with good cause or as a result of death or disability, in each case, within 12 months following a change in control (as defined in the applicable grant agreement), then:

  •
  SARs granted on or after October 3, 2011 that would have vested, absent such termination, during the 12 months after such termination shall accelerate and remain exercisable for 12 months;

  •
  RSUs granted on or after October 3, 2011 that would have vested, absent such termination, during the 12 months after such termination shall accelerate, subject to satisfaction of any applicable performance criteria, and generally be settled in connection with such termination; and

  •
  with respect to PSUs not paid under the Bonus PSU Policy, pro-rata vesting based on the number of days employed prior to termination, plus an additional 12 months, subject to actual stock price performance over the performance period.

Death or Disability

        If the employment of a NEO is terminated under his employment agreement by us as a result of death or disability, he (or his beneficiaries) will generally be entitled to receive the following under his employment agreement:

  •
  salary for a 12-month period following termination for Mr. Murren and Mr. Baldwin and salary for a 3-month period following termination for the other NEOs (net of any applicable payments received from any short-term disability policy);

  •
  for Mr. Murren and Mr. Baldwin only, any unpaid bonus in respect of the most recently completed fiscal year;

  •
  for Mr. Murren and Mr. Baldwin only, a prorated portion of any bonus attributable to the fiscal year in which the death or disability occurs;

  •
  for Mr. Murren and Mr. Baldwin only, health and insurance benefits for him and his dependents for up to four years; and

  •
  the following benefits with respect to outstanding equity awards:

  •
  with respect to the SARs granted to Mr. Murren and Mr. Baldwin on October 6, 2008 and Mr. Baldwin on October 5, 2009, generally one year of accelerated SARs vesting and continued exercise for 12 months after the termination date;

  •
  with respect to the SARs granted to Mr. Murren on April 6, 2009 and October 4, 2010 and Mr. Baldwin on December 13, 2010, generally up to two years of continued vesting plus an additional 90 days of exercisability after such two-year period has elapsed;

  •
  with respect to the RSUs granted to Mr. Baldwin on October 5, 2009, full acceleration of the RSUs; provided that in the case of disability it would also qualify as disability as defined in Section 409A of the Internal Revenue Code;

    •
    with respect to the RSUs granted to Mr. Murren on October 4, 2010, the portion of the RSUs which would have vested as of the date that is two years following such termination shall vest on the date of termination, subject to clawback for breach of restrictive covenants;

    •
    with respect to all other vested but unexercised stock options, SARs or other stock-based compensation awards granted prior to September 12, 2011, continued exercise (to the extent applicable) generally for the 12 month period following termination;

    •
    with respect to SARs and RSUs granted on or after September 12, 2011, continued vesting, subject to satisfaction of any applicable performance criteria, and exercise (to the extent applicable) for 12 months after the termination date; and

    •
    with respect to PSUs not paid under the Bonus PSU Policy, pro-rata vesting based on the number of days employed prior to termination, plus an additional 12 months, subject to actual stock price performance over the performance period.

        The above benefits are provided by the applicable NEO employment agreements, applicable equity award agreements and/or the annual bonus award under the Management Incentive Plan.

Termination by Company for Good Cause or by NEO Without Good Cause

        If a NEO terminates his employment under his employment agreement without good cause, or we terminate such employment for good cause, then he would generally be entitled to receive the following under his employment agreement:

  •
  for Mr. Murren and Mr. Baldwin only, any unpaid bonus in respect of the most recently completed fiscal year; and

  •
  vested but unexercised stock options, SARs or other stock-based compensation awards continue to remain exercisable (to the extent applicable) generally during the 90-day period following termination.

Obligations of the NEOs

        Obligations of the NEOs under the employment agreements relating to confidentiality, providing services to competitors and others, and soliciting customers and Company employees continue after termination of employment, regardless of the reason for such termination (with some exceptions for certain NEOs upon a change of control of the Company or if the NEO terminates for good cause). With the exception of obligations relating to confidentiality, which are not limited by time, these restrictions generally continue for the 12-month period following termination (or for such period that remains in the term of the agreement if less than 12 months).

RECONCILIATIONS AND NON-GAAP FINANCIAL MEASURES

        Adjusted Property EBITDA is a non-GAAP financial measure. A reconciliation to the GAAP measures and other information can be found on pages 49 through 51 of the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 1, 2013.

        The amounts reported in the Realizable Compensation Table reflect income for the years shown as reported on the named executives' W-2 forms. These amounts differ substantially from the amounts reported as total compensation in the Summary Compensation Table required under SEC rules and are not a substitute for the amounts reported in the Summary Compensation Table. For 2012, realizable compensation represents: (1) total compensation, as determined under applicable SEC rules, minus (2) the aggregate grant date fair value of stock awards (as reflected in the Stock Awards column), minus (3) the aggregate grant date fair value of PSUs, minus (4) non-equity incentive plan compensation earned (as reflected in the Non-Equity Incentive Plan Compensation column), minus (5) the cost attributable to personal use of aircraft as calculated under SEC rules (as reflected in the All Other Compensation Table), minus (6) the Company's 401(k) matching contributions earned (as reflected in the All Other Compensation Table), minus (7) certain insurance premiums paid by the Company, minus (8) costs associated with personal security services, plus (9) the value realized in 2012 from the vesting of stock awards before payment of any applicable withholding taxes and brokerage commissions (as reflected in the Option/SAR Exercises and Stock Vested Table), plus (10) the intrinsic value of stock awards granted during the year, measured as of December 31, 2012, plus (11) taxable value of use of Company aircraft, plus (12) non-equity compensation paid, plus (13) bonus paid, plus (14) the Company's 401(k) matching contributions paid. For more information on total compensation as calculated under the SEC rules, see the narrative and notes accompanying the Summary Compensation Table.

Proposal No. 4

Re-Approval of the Material Terms of the Performance Goals under the
Amended and Restated 2005 Omnibus Incentive Plan

        In 2008, the Board adopted, and the stockholders of the Company approved, our Amended and Restated 2005 Omnibus Incentive Plan (the "Plan"). The purposes of the Plan are to provide a means whereby participants may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interest of the Company and its stockholders. Additionally, the Plan provides a means through which the Company can attract able individuals to become employees or serve as directors of the Company and acquire and maintain stock ownership in the Company, thereby strengthening their concern for the welfare of the Company. The Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards to selected employees, directors and independent marketing agents.

        In order to allow for awards under the Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code"), the Company is asking stockholders to re-approve the material terms of the performance goals under the Plan. These terms are the same as those that the stockholders previously approved in 2008. Stockholders are not being asked to approve any amendment to the Plan or to approve the Plan itself. Importantly, approval of this Proposal 4 will not increase the number of shares available for issuance under the Plan or otherwise increase the potential dilution to stockholders as a result of the Plan.

        The Board recommends that the Company's stockholders approve the performance goals under the Plan because it believes the Company's ability to grant equity-based awards that qualify as performance-based under Section 162(m) of the Code is important to enhancing stockholder value.

The Board recommends a vote FOR adoption of this proposal.

Section 162(m) of the Code

        The Board believes that it is in the best interests of the Company and its stockholders to continue to provide for an equity incentive plan under which compensation awards can be made to the Company's executive officers that are intended to qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that awards granted under it can satisfy the requirements for "performance-based" compensation within the meaning of Section 162(m) of the Code, however, there can be no guarantee that amounts payable under the Plan will be treated as qualified "performance-based compensation" under Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company's chief executive officer or any of the Company's three other most highly compensated executive officers (other than the Company's chief financial officer), such compensation must qualify as "performance-based." One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company's stockholders at least once every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and, as noted above, stockholders are being asked under this proposal to approve each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

        If our stockholders do not approve the material terms of the performance goals under the Plan, there will be no impact on the terms of the Plan. The Plan will continue to remain in existence and awards may continue to be made in accordance with the terms of the Plan, although such awards would no longer qualify as tax-deductible performance-based compensation under Section 162(m).

Plan Summary

        The following summary of the material terms of the Plan are qualified in their entirety by reference to the full text of the Plan, which is set forth in Appendix A to this Proxy Statement.

Administration

        The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which is comprised of at least three independent, outside members of the Board. Each member of the Committee must be (1) a non-employee director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and the rules and regulations of the principal stock exchange on which the Company's common stock is listed or quoted and (2) an outside director within the meaning of the regulations under Section 162(m) of the Code. The Board appoints (and may remove) the members of the Committee. The Committee has the authority (within the limitations described in the Plan) to, among other things:

  •
  interpret the terms and intent of the Plan and any award agreement or other agreement or document ancillary to or in connection with the Plan;

  •
  determine eligibility for awards and adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary;

  •
  select recipients for awards under the Plan;

  •
  establish all award terms and conditions, including the terms and conditions set forth in award agreements;

  •
  grant awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company;

  •
  construe any ambiguous provision of the Plan or any award agreement; and

  •
  subject to the terms of the Plan, adopt modifications and amendments to the Plan or any award agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its associates, and/or its subsidiaries operate.

        To the extent permitted by law and the terms of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its subsidiaries and associates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under the Plan.

        All actions and all interpretations and determinations made by the Committee are final and binding upon Plan participants, the Company, and all other interested individuals.

 Participants

        The Committee may select participants in the Plan from among those persons who are:

  •
  designated as employees of the Company, its associates, and/or its subsidiaries on the payroll records thereof;

  •
  members of the Board of Directors of the Company; or

  •
  representatives hired as independent agents of the Company, and treated as independent contractors, to carry out duties related to casino marketing activities.

        Options intending to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code may only be granted to employees of the Company or of any parent or any subsidiary. Approximately 390 employees and 10 non-employee directors currently qualify to participate in the Plan.

Shares Subject to the Plan and to Awards

        Subject to adjustment for certain dilutive or related events, the maximum aggregate number of shares of common stock available for issuance under the Plan is 35 million shares. The shares available for issuance under the Plan may consist of authorized but unissued shares or treasury shares. Shares of common stock covered by an award will only be counted as used to the extent they are actually issued. Any shares related to awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of common stock, (ii) are settled in cash in lieu of shares of common stock, or (iii) are exchanged with the Committee's permission, prior to the issuance of shares of common stock, for awards not involving shares of common stock, will be available again for grant under the Plan.

        During any fiscal year, stock options may be granted, in the aggregate, to an individual participant with respect to a maximum of 2 million shares of common stock. During any fiscal year, SARs may be granted, in the aggregate, to an individual participant with respect to a maximum of 2 million shares of common stock. In addition, the maximum aggregate grant with respect to awards of restricted stock or RSUs in any one Plan year to any one participant will be 700,000, the maximum aggregate award of performance shares or performance units in any Plan year to any one participant will be 700,000 determined as of the date of vesting or payout, as applicable, and the maximum aggregate grant with respect to other stock-based awards in any one Plan year to any one participant will be 700,000.

Option Awards

        Stock options may be granted alone or together with SARs. Each option will be evidenced by an award agreement that will specify the exercise price, maximum duration of the option, number of shares to which the option pertains, conditions upon which the option will become vested and exercisable, and such other provisions as the Committee determines. The option exercise price may not be less than the fair market value of a share of common stock on the date the stock option is granted. The Committee may establish the term of each option, but no stock option will be exercisable after 10 years from the grant date. A stock option may be granted in the form of a non-qualified stock option ("NQSO") or an ISO. ISOs may only be granted to employees. An option granted under the Plan will not be considered an ISO to the extent that it, together with any other incentive stock options under the Plan and any other incentive stock option plans, are exercisable for the first time by any participant during any calendar year with respect to shares having an aggregate fair market value in excess of $100,000 as of the time the option with respect to such shares is granted.

 Stock Appreciation Rights

        A stock appreciation right provides the right to the monetary equivalent of the increase in value of a specified number of the shares over a specified period of time after the right is granted. Each SAR will be evidenced by an award agreement that will specify the grant price, term of the SAR, and such other provisions as the Committee determines. SARs may be granted alone ("freestanding SARs") or in conjunction with all or part of a stock option ("tandem SARs"). Upon exercising a SAR, the participant is entitled to receive in stock the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price of the SAR. A participant may exercise a freestanding SAR in the manner determined by the Committee, but may only exercise a tandem SAR if the related stock option is also exercisable. A participant's tandem SAR will not be exercisable if the participant has already exercised the related stock option, or if that option has terminated. Similarly, once a participant exercises a tandem SAR, the related stock options will no longer be exercisable.

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Share Units

        Each award of restricted stock, RSUs, performance shares and performance share units will be evidenced by an award agreement that will specify the terms and conditions of such award. Restricted stock is an award of a share of common stock that may not be traded or sold until a predetermined date set by the Committee. A RSU is an award of an amount, payable in cash, shares of common stock, or a combination thereof, as determined by the Committee, based on the value of a specified number of shares of common stock. The restrictions on such awards will be determined by the Committee, and may include stipulated purchase prices, forfeiture conditions, transfer restrictions, and time-based restrictions on vesting. Holders of RSUs will have no ownership interest in the shares of common stock to which such RSUs relate until and unless payment with respect to such restricted RSUs is actually made in shares of common stock. Except as otherwise determined by the Committee, during the restriction period, participants who hold restricted shares will have voting rights. During the restriction period, participants who hold RSUs will not be entitled to vote with respect to the underlying shares of common stock.

        A performance unit is an award of shares of common stock, the grant, vesting, earning and/or settlement of which is conditioned on the achievement of one or more performance goals over a performance period, as determined by the Committee, and which is subject to such restrictions on transfer and other terms and conditions as the Committee may establish. A performance share is an award of a right to receive an amount based on a the fair market value of a share of common stock, the grant, vesting, earning and/or settlement of which is conditioned on the achievement of one or more performance goals over a performance period, as determined by the Committee, and which is subject to such restrictions on transfer and other terms and conditions as the Committee may establish. Performance units and performance shares that become payable in accordance with their terms and conditions may be settled in cash, shares of common stock, or a combination of cash and shares, as determined by the Committee. Performance shares and performance units may be issued to eligible participants, either alone or in combination with other awards made under the Plan. The Committee will determine the performance goals and performance period.

Other Stock-Based Awards

        The Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as the Committee may determine.

 Dividend Equivalents

        The Committee may grant any participant dividend equivalents based on the dividends declared on shares of common stock that are subject to any award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents will be converted to cash or additional shares of common stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

Deferred Payments

        No deferral of compensation (as defined under Code Section 409A) is intended under the Plan. However, the Committee may permit deferrals of compensation pursuant to the terms of a participant's award agreement, a separate plan or a subplan which meets the requirements of Code Section 409A and any related Internal Revenue Service guidance or regulation.

Qualifying Performance Criteria

        The performance goals upon which the payment or vesting of an award that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be limited to the following performance measures: (a) net earnings or net income (before or after taxes); (b) earnings per share; (c) net sales or revenue growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (g) earnings before or after taxes, interest, depreciation, and/or amortization; (h) gross or operating margins; (i) productivity ratios; (j) share price (including, but not limited to, growth measures and total stockholder return); (k) expense targets; (l) margins; (m) operating efficiency; (n) market share; (o) customer satisfaction; (p) working capital targets; and (q) economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital). Any such performance measures may be used to measure the performance of the Company, a subsidiary, and/or an associate as a whole or any business unit of the Company, a subsidiary, and/or an associate or any combination thereof, as the Committee may deem appropriate, or any of the performance measures as compared to the performance of a group or comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select performance measure (j) as compared to various stock market indices. The Committee has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures.

        The Committee may provide in any such award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to covered employees (as defined pursuant to Section 162(m) of the Code), they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

        Awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code may not be adjusted upward. The Committee has the discretion, however, to adjust such awards downward, either on a formula or discretionary basis or any combination, as the

Committee may determine. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures described above without obtaining stockholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant awards that do not qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on performance measures other than those set forth above.

Amendment and Termination

        The Committee may terminate or amend the Plan at any time, provided, however, that without prior approval of the Company's stockholders and except with respect to adjustment as described in the Plan, options or SARs may not be repriced, replaced, or regranted through cancellation, or by lowering the option price of a previously granted option or the grant price of a previously granted SAR, and no material amendment of the Plan may be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule. The Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding any provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an award agreement may adversely affect in any material way any award previously granted under the Plan without the written consent of the participant holding such award (except as necessary or advisable for the purpose of conforming the Plan or an award agreement to any present or future law).

Adjustments

        If the outstanding securities of the class then subject to the Plan are increased, decreased or exchanged or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of those outstanding securities, in any case as a result of a reorganization, merger consolidation, recapitalization, restructuring, reclassification, extraordinary dividend or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, the Committee will make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to options or are the basis for determining the value of other awards previously granted under the Plan, (b) the maximum number and type of share or other securities or cash or other property that may be issued pursuant to awards thereafter granted under the Plan, and (c) the maximum number of shares for which awards may be granted during any one calendar year; provided, however, that no adjustment will be made to the number of shares that may be acquired pursuant to outstanding ISOs or the maximum number of shares with respect to which ISOs may granted under the Plan to the extent the adjustment would result in those options being treated as other than ISOs.

Assignment and Transferability

        Except for any permitted transfers (as defined in the Plan document) (not for value) to family members provided for in a participant's award agreement, each award granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and each award generally will be exercisable only by the participant during his or her lifetime.

 Effective Date and Termination of the Plan

        The Plan originally became effective as of May 3, 2005. The Plan, as amended and restated, became effective October 6, 2008. No awards will be made under the Plan after May 3, 2015.

Federal Income Tax Treatment

        The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by Plan participants, who are urged to consult their individual tax advisors.

Stock Options

        The grant of a stock option will have no tax consequences to a participant or the Company. In general, when a participant exercises an ISO, the participant will not recognize income, and the Company will not be entitled to a tax deduction. However, the excess of the acquired ISO shares' fair market value on the exercise date over the exercise price will be included in the participant's income for purposes of the alternative minimum tax. In general, if a participant exercises an ISO more than three months after terminating his or her employment with the Company or a subsidiary, the stock option will be treated for tax purposes as a NQSO, as described below.

        In general, upon exercising a NQSO, a participant will recognize ordinary income equal to the excess of the acquired shares' fair market value on the exercise date over the exercise price. The Company will be entitled to a tax deduction for the same amount.

        When a participant disposes of shares acquired under an ISO, the participant will have a capital gain or loss equal to the difference between the exercise price and the amount realized by the participant on the disposition of the shares. However, if the participant fails to hold ISO shares for more than one year after exercising the stock option and for more than two years after the grant of the option, the portion of any gain realized by the participant upon the disposition of the shares that does not exceed the excess of the fair market value of the shares on the exercise date over the exercise price generally will be treated as ordinary income, and the Company generally will be entitled to a tax deduction for the same amount. The balance of any gain or any loss will be treated as a capital gain or loss, as applicable.

        When a participant sells any shares acquired under a NQSO or any other award other than an ISO, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the employee's basis in the shares. In general, the participant's basis in any such shares will be equal to the amount of ordinary income recognized in connection with the receipt of the shares plus any amount paid for the shares.

Other Awards

        With respect to other awards that are settled either in cash or in shares that are transferable or are not subject to a substantial risk of forfeiture, the participant will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the participant. The Company generally will be entitled to a tax deduction in the same amount. If the shares are nontransferable and subject to a substantial risk of forfeiture, the participant generally will not recognize income (and the Company will not become entitled to a tax deduction) until the shares become transferable or not subject to a substantial risk of forfeiture (whichever occurs first), and the amount of income (or deduction) will be equal to the excess of (i) the fair market value of the shares on the date income is recognized over (ii) the amount, if any, paid for the shares by the participant.

 Company Deduction and Section 162(m)

        Internal Revenue Code Section 162(m) denies a deduction by the Company for certain compensation in excess of $1 million per year paid to the chief executive officer or any of the three most highly compensated executive officers other than the chief executive officer and the chief financial officer. Compensation realized with respect to stock options and SARs, including upon exercise of a SAR or a NQSO or upon a disqualifying disposition of an ISO may be excluded from this deduction limit if it satisfies certain requirements, including a requirement that the Plan be approved by our stockholders. In addition, other awards under the Plan may be excluded from this deduction limit if they are conditioned on the achievement of one or more performance measures (see "Qualifying Performance Criteria" above) that have been approved by our stockholders. Approval of this Proposal by our stockholders at the 2013 Annual Meeting will constitute approval of these performance measures. The rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Plan will be deductible under all circumstances.

New Plan Benefits

        The benefits that will be awarded or paid in the future under the Plan are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. Information about awards granted in fiscal year 2012 under the Plan to the Company's named executive officers can be found in the table under the heading "Grants of Plan-Based Awards" above. As of April 16, 2013, the closing price of a share of the Company's common stock was $12.49.

Existing Plan Benefits

        Pursuant to SEC rules, the following table sets forth information with respect to number of shares subject to options granted through April 17, 2013 under the Plan that count against the Plan's maximum share authorization. These share numbers do not take into account the effect of options that have been canceled or expired unexercised.

Name and Position	Number of Shares Covered by Options

James J. Murren Chairman, Chief Executive Officer and Director	3,837,255
Daniel J. D'Arrigo Executive Vice President, Chief Financial Officer and Treasurer	807,057
Robert H. Baldwin Chief Design and Construction Officer and Director	1,992,252
Corey I. Sanders Chief Operating Officer	916,502
William J. Hornbuckle, IV President and Chief Marketing Officer	1,065,823
All current executive officers as a group	10,296,885
All non-employee directors as a group	1,003,704
All employees as a group (excluding executive officers)	20,051,621

 Equity Compensation Plan Information

        The following table includes information about our equity compensation plans at December 31, 2012:

	Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Securities available for future issuance under equity compensation plans

	(In thousands, except per share data)
Equity compensation plans approved by security holders(1)	25,041	$14.44	13,214
Equity compensation plans not approved by security holders	—	—	—

(1)
As of December 31, 2012 we had 0.8 million restricted stock units and 0.7 million performance share units outstanding that do not have an exercise price; therefore, the weighted average per share exercise price only relates to outstanding stock options and stock appreciation rights. The amount included in the securities outstanding above for performance share units assumes that the average target price of $13.37 is achieved.

NOTICE CONCERNING STOCKHOLDER PROPOSALS AND NOMINATIONS

        We intend to hold our 2014 annual meeting of stockholders in June 2014. Therefore, proposals of stockholders intended to be presented at the 2014 annual meeting of stockholders, including nominations for directors submitted in accordance with Rule 14a-8 of Regulation 14A under the Exchange Act, must be received by us on or before December 31, 2013 in order to be considered by the Board for inclusion in the form of proxy and proxy statement to be issued by the Board for that meeting.

        Our Amended and Restated Bylaws require that any stockholder proposal that is not submitted for inclusion in next year's proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2014 annual meeting of stockholders, must be received by us no earlier than February 12, 2014 and no later than March 14, 2014 and otherwise comply with the requirements in our Amended and Restated Bylaws. All such stockholder proposals and nominations should be submitted to the Secretary of the Company, by the stated deadline, at the following address: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications. If we do not receive your proposal or nomination by the appropriate deadline and in accordance with the terms of our Amended and Restated Bylaws, then it may not properly be brought before the 2014 annual meeting of stockholders. The fact that we may not insist upon compliance with these requirements should not be construed as a waiver by us of our right to do so in the future.

Appendix A

Amended and Restated 2005 Omnibus Incentive Plan MGM RESORTS INTERNATIONAL Effective October 6, 2008

A-i

Amended and Restated
MGM RESORTS INTERNATIONAL
2005 Omnibus Incentive Plan

Article 1. Establishment, Purpose, and Duration

        1.1    Establishment.    MGM Resorts International, a Delaware corporation (hereinafter referred to as the "Company"), establishes an incentive compensation plan to be known as the MGM Resorts International 2005 Omnibus Incentive Plan (hereinafter referred to as the "Plan"), as set forth in this document.

        This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.

        This Plan shall become effective upon shareholder approval (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        1.2    Purpose of this Plan.    The purpose of this Plan is to provide a means whereby Employees, Directors and Independent Marketing Agents of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means for such individuals to acquire and maintain stock ownership in the Company, thereby strengthening their concern for the welfare of the Company.

        1.3    Duration of this Plan.    Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan's terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

Article 2. Definitions

        Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

  2.1
  "Annual Award Limit" or "Annual Award Limits" have the meaning set forth in Section 4.3.

  2.2
  "Associate" shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that the Company has or obtains, directly or indirectly, a proprietary interest of less than fifty percent (50%), by reason of stock ownership or otherwise, and is designated as an Associate for purposes of this Plan by the Committee.

  2.3
  "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

  2.4
  "Award Agreement" means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

  2.5
  "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.6
  "Board" or "Board of Directors" means the Board of Directors of the Company.

  2.7
  "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

  2.8
  "Committee" means the Compensation and Stock Option Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

  2.9
  "Company" means MGM Resorts International, a Delaware corporation, and any successor thereto as provided in Article 18 herein.

  2.10
  "Covered Employee" means any salaried Employee who is or may become a "Covered Employee," as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five (25) percent (25%) of the Performance Period has elapsed, as a "Covered Employee" under this Plan for such applicable Performance Period.

  2.11
  "Director" means any individual who is a member of the Board of Directors of the Company.

  2.12
  "Effective Date" has the meaning set forth in Section 1.1.

  2.13
  "Employee" means any person designated as an employee of the Company, its Associates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Associate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Associate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Associate, and/or Subsidiary during such period.

  2.14
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.15
  "Fair Market Value" or "FMV" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise. Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

  2.16
  "Family Members" of a Participant means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such Participant, including adoptive relationships, any person sharing such Participant's household (other than a tenant or employee), a trust in which such individuals have more than fifty percent of the beneficial interest, a foundation in which these individuals (or the Participant) control the management of assets, and any other entity in which these individuals (or the Participant) own more than fifty percent of the voting interest.

  2.17
  "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7.

  2.18
  "Full Value Award" means an Award other than in the form of an ISO, NQSO or SAR, and which is settled by the issuance of Shares.

  2.19
  "Grant Price" means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

  2.20
  "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

  2.21
  "Independent Marketing Agent" means a representative hired as an independent agent of the Company, and is treated as an independent contractor, to carry out duties related to casino marketing activities.

  2.22
  "Insider" means an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

  2.23
  "Nonemployee Director" means a Director who is not an Employee.

  2.24
  "Nonqualified Stock Option" or "NQSO" means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

  2.25
  "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

  2.26
  "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  2.27
  "Other Stock-Based Award" means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

  2.28
  "Participant" means any eligible individual as set forth in Article 5 to whom an Award is granted.

  2.29
  "Performance-Based Compensation" means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

  2.30
  "Performance Measures" means measures as described in Article 12 on which the performance goals are based and which are approved by the Company's shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

  2.31
  "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

  2.32
  "Performance Share" means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

  2.33
  "Performance Unit" means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

  2.34
  "Period of Restriction" means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

  2.35
  "Permitted Transfer" means any transfer of an Award, other than an ISO, by a Participant to a Participant's Family Member made by gift or domestic relations order if such transfer is not for value; provided, however, that neither (i) a transfer under a domestic relations order in settlement of marital property rights nor (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity shall be deemed a transfer for value for the purposes of determining whether a transfer is a Permitted Transfer.

  2.36
  "Plan" means the MGM Resorts International 2005 Omnibus Incentive Plan.

  2.37
  "Plan Year" means the Company's fiscal year.

  2.38
  "Prior Plans" means the 1997 Nonqualified Stock Option Plan, amended and restated May 13, 2003, and the 1997 Incentive Stock Option Plan.

  2.39
  "Restricted Stock" means an Award granted to a Participant pursuant to Article 8.

  2.40
  "Restricted Stock Unit" means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

  2.41
  "Share" means a share of common stock of the Company, $.01 par value per share.

  2.42
  "Stock Appreciation Right" or "SAR" means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

  2.43
  "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

  2.44
  "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3. Administration

        3.1    General.    The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

        3.2    Authority of the Committee.    The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 16, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Associates, and/or its Subsidiaries operate.

        3.3    Delegation.    The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Associates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to this Plan and Maximum Awards

        4.1    Number of Shares Available for Awards.    Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the "Share Authorization") shall be Thirty-five million (35,000,000) Shares.

        4.2    Share Usage.    Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

        4.3    Annual Award Limits.    Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an "Annual Award Limit" and, collectively, "Annual Award Limits") shall apply to grants of such Awards under this Plan:

  (a)
  Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be two million (2,000,000).

  (b)
  SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be two million (2,000,000).

  (c)
  Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be seven hundred thousand (700,000).

  (d)
  Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be seven hundred thousand (700,000) Shares, or equal to the value of seven hundred thousand (700,000) Shares determined as of the date of vesting or payout, as applicable.

  (e)
  Other Stock-Based Awards: The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Article 10 in any one Plan Year to any one Participant shall be seven hundred thousand (700,000).

        4.4    Adjustments in Authorized Shares.    If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of those outstanding securities, in any case as a result of a reorganization, merger consolidation, recapitalization, restructuring , reclassification, extraordinary dividend or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, the Committee will make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options or are the basis for determining the value of other Awards previously granted under this Plan, (b) the maximum number and type of shares or other securities or cash or other property that may be issued pursuant to Awards thereafter granted under this Plan, and (c) the maximum number of Shares for which Awards may be granted during any one calendar year; provided, however, that no adjustment may be made to the number of Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent the adjustment would result in those options being treated as other than Incentive Stock Options.

        Subject to Section 16.3, the Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. Subject to Section 16.3, the determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

        Subject to the provisions of Article 16 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

 Article 5. Eligibility and Participation

        5.1    Eligibility.    Individuals eligible to participate in this Plan include all Employees, Directors and Independent Marketing Agents.

        5.2    Actual Participation.    Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Stock Options

        6.1    Grant of Options.    Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424).

        6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

        6.3    Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant. Notwithstanding the foregoing, the price at which shares of stock may be purchased under an ISO granted to a Participant who is a ten-percent owner shall not be less than one hundred ten percent (110%) of the FMV of the Shares as determined on the date of grant. For this purpose, a "ten-percent owner" shall mean a person who, at the time the ISO is granted, owns stock with more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

        6.4    Term of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, the period during which an ISO may be exercised by a ten percent owner shall expire not later than five years from the date the ISO is granted.

        6.5    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

        6.6    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option

Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless exercise (broker-assisted exercise) through a "same day sale" commitment; (d) by a combination of (a), (b), and (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

        Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant's request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

        Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

        6.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

        6.8    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or provision of services to the Company, its Associates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

        6.9    Notification of Disqualifying Disposition.    If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7. Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

        Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

        The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

        7.2    SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

        7.3    Term of SAR.    The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

        7.4    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

        7.5.    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

        7.6    Settlement of SAR Amount.    Subject to Section 19.11 herein, upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company of Shares in an amount determined by multiplying:

  (a)
  The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price, less applicable tax withholding; by

  (b)
  The number of Shares with respect to which the SAR is exercised.

        7.7    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with or provision of services to the Company, its Associates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

        7.8    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

        8.1    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

        8.2    Restricted Stock or Restricted Stock Unit Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

        8.3    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, and/or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

        Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

        8.4    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

        The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the MGM Resorts International 2005 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from MGM Resorts International.

        8.5    Voting Rights.    Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights at any time with respect to any Restricted Stock Units granted hereunder.

        8.6    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment with or provision of services to the Company, its Associates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

        8.7    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

        9.1    Grant of Performance Units/Performance Shares.    Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

        9.2    Value of Performance Units/Performance Shares.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

        9.3    Earning of Performance Units/Performance Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

        9.4    Form and Timing of Payment of Performance Units/Performance Shares.    Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        9.5    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant's employment with or provision of services to the Company, its Associates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10. Other Stock-Based Awards

        10.1    Other Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        10.2    Value of Other Stock-Based Awards.    Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

        10.4    Payment of Other Stock-Based Awards.    Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

        10.5    Termination of Employment.    The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant's employment with or provision of services to the Company, its Associates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, and may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards

        11.1    Transferability of Incentive Stock Options.    No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under Article 6 shall be exercisable during his or her lifetime only by such Participant.

        11.2    All Other Awards.    Except for any Permitted Transfers provided for in a Participant's Award Agreement, which Permitted Transfers may be subject to additional restrictions determined by the Committee and as set forth in the Award Agreement, no other Award granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except with respect to interests in Awards which have been subject to a Permitted Transfer provided for in a Participant's Award Agreement, all Awards granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those Awards (other than ISOs), if any, that are subject to Permitted Transfers, references in this Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant's Family Members to whom such Permitted Transfers were made.

Article 12. Performance Measures

        12.1    Performance Measures.    The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

  (a)
  Net earnings or net income (before or after taxes);

  (b)
  Earnings per share;

  (c)
  Net sales or revenue growth;

  (d)
  Net operating profit;

  (e)
  Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

  (f)
  Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

  (g)
  Earnings before or after taxes, interest, depreciation, and/or amortization;

  (h)
  Gross or operating margins;

  (i)
  Productivity ratios;

  (j)
  Share price (including, but not limited to, growth measures and total shareholder return);

  (k)
  Expense targets;

  (l)
  Margins;

  (m)
  Operating efficiency;

  (n)
  Market share;

  (o)
  Customer satisfaction;

  (p)
  Working capital targets; and

  (q)
  Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

        Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Associate as a whole or any business unit of the Company, Subsidiary, and/or Associate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

        12.2    Evaluation of Performance.    The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

        12.3    Adjustment of Performance-Based Compensation.    Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

        12.4    Committee Discretion.    In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

 Article 13. Dividend Equivalents

        Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 14. Beneficiary Designation

        Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant's death shall be paid or exercised by the Participant's executor, administrator, or legal representative.

Article 15. Rights of Participants

        15.1    Employment.    Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Associates, and/or its Subsidiaries, to terminate any Participant's employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Independent Marketing Agent for any specified period of time.

        Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Associates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Associates, and/or its Subsidiaries.

        15.2    Participation.    No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

        15.3    Rights as a Stockholder.    Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 16. Amendment, Modification, Suspension, and Termination

        16.1    Amendment, Modification, Suspension, and Termination.    Subject to Section 16.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company's stockholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

        16.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

        16.3    Awards Previously Granted.    Notwithstanding any other provision of this Plan to the contrary (other than Section 16.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

        16.4    Amendment to Conform to Law.    Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 17. Withholding

        17.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

        17.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18. Successors

        All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19. General Provisions

        19.1    Legend.    The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

        19.2    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

        19.3    Severability.    In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        19.4    Requirements of Law.    The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        19.5    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

    (a)
    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

    (b)
    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        19.6    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary or advisable to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        19.7    Investment Representations.    The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

        19.8    Employees Based Outside of the United States.    Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Associates, and/or its Subsidiaries operate or have Employees, Directors, or Independent Marketing Agents, the Committee, in its sole discretion, shall have the power and authority to:

  (a)
  Determine which Associates and Subsidiaries shall be covered by this Plan;

  (b)
  Determine which Employees and/or Directors or Independent Marketing Agents outside the United States are eligible to participate in this Plan;

  (c)
  Modify the terms and conditions of any Award granted to Employees and/or Directors or Independent Marketing Agents outside the United States to comply with applicable foreign laws;

  (d)
  Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.8 by the Committee shall be attached to this Plan document as appendices; and

  (e)
  Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

        Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

        19.9    Uncertificated Shares.    To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

        19.10    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Associates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or its Associates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Associate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Associate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

        19.11    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        19.12    Retirement and Welfare Plans.    Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as "compensation" for purposes of computing the benefits payable to any Participant under the Company's or any Subsidiary's or Associate's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

        19.13    Deferred Compensation.    No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant's Award Agreement, a separate plan or a subplan which meets the requirements of Code Section 409A and any related guidance. Employees who are subject to Code Section 409A shall only be granted Awards under this Plan that meet the requirements of Code Section 409A or qualify for an exemption under Code Section 409A or any related guidance. If any Employee who is subject to Code Section 409A receives an Award that does not comply with Code Section 409A or qualify for an exemption thereto, such Award shall be null and void and shall be deemed to have never been granted. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

        19.14    Nonexclusivity of this Plan.    The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

        19.15    No Constraint on Corporate Action.    Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company's or a Subsidiary's or an Associate's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Associate to take any action which such entity deems to be necessary or appropriate.

        19.16    Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000177338_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Robert H. Baldwin 02 William A. Bible 03 Burton M. Cohen 04 Willie D. Davis 05 William W. Grounds 06 Alexis M. Herman 07 Roland Hernandez 08 Anthony Mandekic 09 Rose McKinney James 10 James J. Murren 11 Gregory M. Spierkel 12 Daniel J. Taylor MGM RESORTS INTERNATIONAL ATTN: CORPORATE SECRETARY 3600 Las Vegas Blvd.South Las Vegas, Nevada 89109 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 P.M. Pacific Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 8:59 P.M. Pacific Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To ratify the selection of the independent registered public accounting firm for the year ending December 31, 2013; 3 To approve, on an advisory basis, the compensation of our named executive officers; 4 To re-approve the material terms of the performance goals under the Amended and Restated 2005 Omnibus Incentive Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000177338_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . MGM RESORTS INTERNATIONAL This proxy is solicited by the Board of Directors Annual Meeting of Stockholders June 12, 2013 10:00 AM Pacific Time The undersigned hereby appoints WILLIAM A. BIBLE, BURTON M. COHEN AND WILLIE D. DAVIS, and each of them, Proxies, with full power of substitution, to represent and vote all shares of common stock of MGM RESORTS INTERNATIONAL which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of MGM Resorts International and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof where discretion is permitted. The meeting will be held in the Terry Fator Theatre at the The Mirage, located at 3400 Las Vegas Boulevard South, Las Vegas, Nevada 89109, on June 12, 2013, at 10:00 a.m., Pacific Time. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side